UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12

LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LIONS GATE ENTERTAINMENT CORP. 2022 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

LIONS GATE ENTERTAINMENT CORP.

250 HOWE STREET, 20TH FLOOR

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 13, 2022

To Our Shareholders:

You are invited to attend the annual general and special meeting of shareholders (the “Annual Meeting”) of Lions Gate Entertainment Corp. (“Lionsgate” or the “Company”), which will be held on Tuesday, September 13, 2022, beginning at 1:00 p.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8. At the Annual Meeting, shareholders will act on the following matters:

1.	Elect 12 directors, each for a term of one year or until their respective successors are duly elected and qualified;

2.

Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 and authorization of the Audit & Risk Committee to fix their remuneration;

3.	Conduct an advisory vote to approve executive compensation; and

4.	Transact such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of Annual Meeting, proxy statement, and proxy card or voting instruction form and our Annual Report for the fiscal year ended March 31, 2022 (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2022, together with the auditor’s report therein) (the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A Voting Shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

We are also utilizing the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval at www.sedar.com and also on our website at https://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined in this proxy statement).

Shareholders of record of Class A Voting Shares at 5:00 p.m. (Eastern Time) on July 22, 2022 are entitled to notice of and to vote at the Annual Meeting or any continuations, adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 28, 2022

In accordance with our security procedures, all persons attending the Annual Meeting will be required to present picture identification.

ESG HIGHLIGHTS

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND HUMAN CAPITAL MATTERS	19

CORPORATE GOVERNANCE	21

SHAREHOLDER ENGAGEMENT	37

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider in making a voting decision. You should read the entire proxy statement carefully before voting. For information on the voting process and how to attend the Annual Meeting, please see About the Annual Meeting on page 1.

Fiscal 2022 Performance Highlights

35.8 Million STARZ global subscribers* (21% year-over-year growth) * Including STARZPLAY Arabia, a non-consolidated equity method investee.	$766 Million Film and television library revenue for the trailing 12 months.	Slate of >100 Television Series Includes scripted, unscripted, Debmar-Mercury and 3 Arts series.

14 New Pickups New Lionsgate Television shows picked up to series.	100% Renewal Rate 15/15 current Lionsgate Television series renewed for additional seasons.	500 New Library Titles Added over 500 new library titles, organically and through acquisitions.

Meeting Information and Voting*

Meeting Date
September 13, 2022

Time
1:00 p.m. Pacific Time

Place
Dentons Canada 250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8

Vote By Phone You can vote by calling the number provided in your proxy card or voting instruction form.
Tablet or Smartphone Scan this QR code to vote with your tablet or mobile device.
Vote By Internet You can vote online at www.proxyvote.com or by following the instructions provided in your proxy card or voting instruction form.
Vote By Mail Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided.

*

You may also vote personally or by proxy by attending the Annual Meeting. If you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

Lions Gate    2022 Proxy Statement    i

Annual Meeting Proposals

Matters to Be Voted On
Proposal		Board Vote Recommendation	For More Information, see:
1.	Election of 12 directors.	FOR EACH NOMINEE	Proposal 1—page 7
2.	Re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023 and authorization of the Audit & Risk Committee to fix their remuneration.	FOR	Proposal 2—page 17
3.	Advisory vote to approve executive compensation.	FOR	Proposal 3—page 18

At the Annual Meeting, we will also consider any other business that may properly come before our Annual Meeting and any continuations, adjournments or postponements thereof regardless of whether you attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2022

This proxy statement is available at www.proxyvote.com and on our website at http://investors.lionsgate.com/financialreports/annual-reports-and-proxy-statements/proxy-statements. The other information on our corporate website does not constitute part of this proxy statement.

ii    Lions Gate    2022 Proxy Statement

2022 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

OF LIONS GATE ENTERTAINMENT CORP.

PROXY STATEMENT

This proxy statement is part of a solicitation of proxies by the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (“Lionsgate,” the “Company,” “we,” “us” or “our”) and contains information relating to our annual general and special meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 13, 2022, beginning at 1:00 p.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are in U.S. dollars, unless otherwise indicated. We are first mailing the Notice, and the Meeting Materials were first made available, to our shareholders on or about July 28, 2022.

ABOUT THE ANNUAL MEETING

Why did I receive a “Notice of Internet Availability of Proxy Materials” in the mail instead of a full set of proxy materials?

We are using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of Annual Meeting, proxy statement, proxy card or voting instruction form, and our Annual Report for the fiscal year ended March 31, 2022 (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2022, together with the auditor’s report therein) (collectively, the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A voting shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources.

In addition, the Company will utilize the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and also at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements, rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined below). Notwithstanding the foregoing, paper copies of the Meeting Materials are available but will only be mailed to those registered and Non-Registered Shareholders who request paper copies. All other shareholders will receive the Notice which will contain information on how to obtain either electronic or paper copies of the Meeting Materials in advance of the Annual Meeting. Registered shareholders and Non-Registered Shareholders may request paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. toll-free at (800) 579-1639 or by email at sendmaterial@proxyvote.com

The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice and Access” rules. Stratification occurs when a reporting issuer using the “Notice and Access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

What is the purpose of the Annual Meeting?	At the Annual Meeting, shareholders will be asked to vote upon the matters outlined in the notice of the Annual Meeting, including the election of directors, re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 and authorization of the Audit & Risk Committee to fix their remuneration, and conducting an advisory vote on executive compensation.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of Class A voting shares at 5:00 p.m. (Eastern Daylight Time) on July 22, 2022 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the Class A voting shares that they held on the Record Date at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting. Each outstanding Class A voting share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 83,312,392 Class A voting shares were outstanding and entitled to vote and held by approximately 552 shareholders of record.

Holders of the Company’s Class B non-voting shares, without par value (the “Class B non-voting shares”) are entitled to receive notice of and to attend the Annual Meeting but are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 143,201,657 Class B

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About the Annual Meeting

non-voting shares outstanding. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class A voting shares.

Each shareholder of record of the Class A voting shares has the right to appoint a person or company to represent the shareholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.

Who can attend and vote at the Annual Meeting?

Only registered shareholders of Class A voting shares or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Holders of Class B non-voting shares are entitled to notice of and to attend the Annual Meeting but are not entitled to vote at the Annual Meeting. Most holders of Class A voting shares of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the Class A voting shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold the Class A voting shares. Class A voting shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the Class A voting shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Shareholders are able to access the Notice and vote their shares following the instructions in the Notice. If shareholders have requested printed copies, Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Notice to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive the Notice and who have requested a printed copy of the Meeting Materials will either

(i)  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii)  be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile or stamped signature), which is restricted to the number of Class A voting shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o MacKenzie Partners, Inc. Attention Lionsgate Tabulation, 105 Madison Avenue, New York, NY 10016.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct voting of the Class A voting shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should request a legal proxy from their Intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or e-mail lionsgate@mackenziepartners.com.

2    Lions Gate    2022 Proxy Statement

About the Annual Meeting

A Non-Registered Shareholder may revoke a voting instruction form or request to receive the Meeting Materials and to vote, which has been given to an Intermediary, at any time by written notice to the Intermediary, provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive the Meeting Materials and to vote, which is not received by the Intermediary in a timely manner in advance of the Annual Meeting.

What constitutes a quorum?	A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of at least two holders of the Class A voting shares outstanding on the Record Date who, in the aggregate, hold at least 10% of the issued Class A voting shares of the Company entitled to vote at the Annual Meeting, will constitute a quorum. Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

How do I vote at the Annual Meeting?

If you are a shareholder of record of Class A voting shares, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you requested and received printed copies of the Meeting Materials by mail, you can complete, sign and date the proxy card enclosed with the Meeting Materials you received and submit it at the Annual Meeting. If you are a Non-Registered Shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the Class A voting shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described herein, so that your vote will be counted if you later decide not to attend the Annual Meeting.

At the Annual Meeting, a representative from Broadridge Financial Solutions, Inc. shall be appointed to act as scrutineer. The scrutineer will determine the number of Class A voting shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.

How can I vote my Class A voting shares without attending the Annual Meeting?

Whether you are a shareholder of record or a Non-Registered Shareholder, you may direct how your Class A voting shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may submit a proxy to authorize how your Class A voting shares are to be voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the Meeting Materials. If you are a Non-Registered Shareholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit voting instructions by telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your Intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of the Company. If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on September 12, 2022 in order for your shares to be voted at the Annual Meeting. If you are a Non-Registered Shareholder, please comply with the deadlines included in the voting instructions provided by the Intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although Non-Registered Shareholders must obtain a “legal proxy” from the Intermediary that holds their shares giving them the right to vote the shares in person at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?	Yes. If you are a shareholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” (your latest voting instructions will be followed). If you are a Non-Registered Shareholder, you should contact

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About the Annual Meeting

your Intermediary to find out how to change or revoke your voting instructions within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Annual Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the Chair of the Annual Meeting at the Annual Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•   As necessary to meet applicable legal requirements;

•   To allow for the tabulation and certification of votes; and

•   To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

What are the Board’s recommendations?

The enclosed proxy is solicited on behalf of the Board. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board set forth with the description of each item in this proxy statement.

The Board recommends a vote:

•   “FOR” the election of each of the nominated directors (see page 7);

•   “FOR” the re-appointment of Ernst & Young LLP as our independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (see page 17); and

•   “FOR” the proposal regarding an advisory vote to approve executive compensation (see page 18).

Other than the proposals described in this document, the Board does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve the election of each of the nominated directors?

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 12 nominees for director (“Proposal 1”). A plurality means that the 12 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their Class A voting shares for purposes of electing directors.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 1 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result, is unable to vote your Class A voting shares on Proposal 1, this will result in a “broker non-vote.”

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 1.

What vote is required to approve the re-appointment of Ernst & Young LLP as our independent registered public accounting firm?

The affirmative vote of a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (“Proposal 2”).

Note that because this proposal is considered a routine matter, if your Class A voting shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 2 if you do not provide instructions to him or her regarding how you would like your Class A voting shares to be voted.

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About the Annual Meeting

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. There are no broker non-votes for Proposal 2.

What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?

The affirmative vote of a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the advisory vote to approve executive compensation (“Proposal 3”). Notwithstanding the vote required, please be advised that Proposal 3 is advisory only and is not binding on us. The Board will consider the outcome of the vote of this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 3 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 3, this will result in a “broker non-vote.”

For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker-non votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 3.

Who pays for the preparation of this proxy statement?	The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the Notice and, as applicable, the Meeting Materials. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Meeting Materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. We have retained MacKenzie Partners, Inc., a third- party solicitation firm, to assist in the distribution of the Meeting Materials and solicitation of proxies on our behalf for an estimated fee of $15,000 plus reimbursement of certain out-of-pocket expenses.

May I propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?

Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual meeting, we must receive your written proposal no later than March 30, 2023. You should also be aware that your proposal must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding inclusion of shareholder proposals in company-sponsored Meeting Materials. Shareholder proposals or recommendations for director nominees submitted as per the Business Corporations Act (British Columbia) (the “BC Act”) to be presented at the next annual general meeting of shareholders must be received by our Corporate Secretary at our registered office no later than June 14, 2023, and must comply with the requirements of the BC Act. If you wish to recommend a director nominee you should also provide the information set forth under Information Regarding the Board of Directors and Committees of the Board of Directors — Shareholder Communications.

If the date of the 2023 annual meeting is advanced or delayed by more than 30 days from the date of the 2022 annual meeting, under U.S. laws, shareholder proposals intended to be included in the proxy statement for the 2023 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2023 annual meeting.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to June 13, 2023, the proxies solicited by the Board for the 2023 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2023 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such

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About the Annual Meeting

meeting. If the date of the 2023 annual meeting is advanced or delayed more than 30 days from the date of the 2022 annual meeting, then the shareholder proposal must have been submitted to us within a reasonable time before we mail the proxy statement for the 2023 annual meeting.

In addition to satisfying any requirements for advance notice under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board of Director’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than July 15, 2023.

What does it mean if I receive more than one Notice?	If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Who can I contact if I have questions?	Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this proxy statement or in respect of voting your Class A voting shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or email lionsgate@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

Our registered and head office is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Our principal executive office and our corporate head office is located at 2700 Colorado Avenue, Santa Monica, California 90404, and our telephone number is (310) 449-9200. Our website is located at www.lionsgate.com. Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this proxy statement. As used in this proxy statement, unless the context requires otherwise, the terms “Lionsgate,” “we,” “us,” “our” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.

The date of this proxy statement is July 28, 2022

6    Lions Gate    2022 Proxy Statement

PROPOSAL 1    ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

Our Board currently consists of 12 directors. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board nominated the 12 persons named below for election as a director.

Each nominee, if elected at the Annual Meeting, will serve until our 2023 Annual General and Special Meeting of Shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Articles or applicable law.

Other than as discussed herein, there are no arrangements or understandings between any nominee and any other person for selection as a nominee. Pursuant to the Investor Rights Agreement discussed below, Michael T. Fries currently serves as the designee of Liberty Global Incorporated Limited (“Liberty”), Harry E. Sloan currently serves as the designee of Discovery Lighting Investments Ltd. (“Discovery Lightning”) and Mark H. Rachesky, M.D. and Emily Fine currently serve as designees of MHR Fund Management, LLC (“MHR Fund Management”). MHR Fund Management also holds the right to appoint an additional designee under the Investor Rights Agreement.

The nominees have consented to serve on the Board if elected and the Board has no reason to believe that they will not serve if elected. If any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Board has designated as proxies may vote for a substitute nominee if the Board has designated a substitute nominee or for the balance of the nominees.

There are no family relationships among the nominees for directors, current directors or executive officers of the Company, except as noted below. Ages are as of July 22, 2022. Their skills and experience as reflected in the Board Profile section below are noted for each of the directors.

MICHAEL BURNS
Age: 63 Director Since: August 1999 Position with the Company: Vice Chair since March 2000 Residence: Los Angeles, California

Business Experience

Mr. Burns served as Managing Director and Head of the Office at Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Other Directorships

Mr. Burns is a director and member of the Finance Committee, and the Nominating, Governance & Social Responsibility Committees of Hasbro, Inc. (HAS: NASDAQ) since 2014.

Qualifications

Mr. Burns has worked with Chief Executive Officer Jon Feltheimer in building the Company into a global content leader with a reputation for innovation. With an accomplished investment banking career prior to Lionsgate, in which he specialized in raising equity within the media and entertainment industry, Mr. Burns brings to the Board important business and financial expertise in its deliberations on complex transactions and other financial matters. Additionally, Mr. Burns’ extensive knowledge of and history with the Company, financial background, in-depth understanding of the media and entertainment industry, connections within the business community and relationships with our shareholders, make him an invaluable member of the Board.

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Proposal 1 Election of Directors

MIGNON L. CLYBURN
Age: 60 Independent Director Since: September 2020 Committee Membership: Nominating and Corporate Governance Committee Residence: Washington, DC

Business Experience

Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an Open Internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community.

Other Directorships

Ms. Clyburn is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of Charah Solutions, Inc. (NYSE: CHRA) since March 2019 and a director of RingCentral, Inc. (NYSE: RNG) since November 2020.

Qualifications

Ms. Clyburn has extensive experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields. Such expertise and additional background as a successful business executive, makes Ms. Clyburn invaluable and well qualified to serve on the Board.

GORDON CRAWFORD
Age: 75 Independent Director Since: February 2013 Committee Membership: Strategic Advisory Committee (Co-Chair) Residence: La Cañada, California

Business Experience

Since June 1971, Mr. Crawford served in various positions at Capital Research and Management, a privately held investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Currently, Mr. Crawford serves on the Board of the U.S. Olympic and Paralympic Committee, as Chairman of the Board of Trustees of the U.S. Olympic and Paralympic Foundation, and is a Life Trustee on the Board of Trustees of Southern California Public Radio. Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy, Vice Chairman of the Paley Center for Media, a member of the Board of Trustees of Berkshire School, and a member of the Board of the LA24 Olympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry since 1971. This professional experience and deep understanding of the media and entertainment sector makes Mr. Crawford a valuable member of our Board.

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Proposal 1 Election of Directors

JON FELTHEIMER
Age: 70 Director Since: January 2000 Position with the Company: Chief Executive Officer since March 2000 Residence: Los Angeles, California

Business Experience

During his 30-year entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world.

Other Directorships

Mr. Feltheimer is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Qualifications

During Mr. Feltheimer’s tenure, the Company has grown from its independent studio roots into a premier next generation global content leader. As our Chief Executive Officer, Mr. Feltheimer provides a critical link to management’s perspective in Board discussions regarding the business and strategic direction of the Company. With over 30 years of experience in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Board, as well as an in-depth understanding of our industry and invaluable relationships within the business and entertainment community.

EMILY FINE
Age: 48 Independent Director Since: November 2015 Committee Membership: Audit & Risk Committee, Nominating and Corporate Governance Committee Residence: New York, New York

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York based private equity firm that manages approximately $6 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media M&A transactions.

Other Directorships

Ms. Fine serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to delivering free digital educational content to the world’s underprivileged children.

Qualifications

Ms. Fine brings to the Board a unique perspective of our business operations and valuable insight regarding financial matters. Ms. Fine has over 20 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with the Company over the past ten years.

Investor Rights Agreement

Ms. Fine serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

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Proposal 1 Election of Directors

MICHAEL T. FRIES
Age: 59 Independent Director Since: November 2015 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Denver, Colorado

Business Experience

Mr. Fries has served as the Chief Executive Officer, President and Vice Chairman of the Board of Directors of Liberty Global, plc (“Liberty Global”) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries is Executive Chairman of Liberty Latin America Ltd. (since December 2017) (NASDAQ: LILA) and a director of Grupo Televisa S.A.B. (NYSE: TV; BMV: TLEVISA CPO) (since April 2015). Mr. Fries serves as board member of CableLabs® and trustee of The Paley Center for Media, as well as a director of various other non-profit organizations. Mr. Fries serves as a Digital Communications Governor and Steering Committee member of the World Economic Forum and a member of the Young Presidents’ Organization. Mr. Fries received his Bachelor’s Degree from Wesleyan University (where he is a member of the Board of Trustees) and his Masters of Business Administration from Columbia University (where he is a member of the Board of Overseers for the business school).

Qualifications

Mr. Fries has over 30 years of experience in the cable and media industry. He is the Chief Executive Officer and President of Liberty Global, a position held since 2005, and is the Vice Chairman of the Liberty Global board. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, video and mobile communications. Liberty Global delivers next-generation products through advanced fiber and 5G networks that connect over 85 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $19 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure that empowers customers and deploying the advanced technologies that nations and economies need to thrive.

Mr. Fries’ significant executive experience building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contribute to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen the Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries serves as the designee of Liberty under the Investor Rights Agreement (discussed below).

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Proposal 1 Election of Directors

SUSAN MCCAW
Age: 60 Independent Director Since: September 2018 Position with the Company: Audit & Risk Committee, Compensation Committee Residence: North Palm Beach, Florida

Business Experience

Ms. McCaw is currently the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw is a Director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (AL: NYSE). Ms. McCaw is the Vice Chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute, Teach for America, and the Stanford Institute for Economic Policy Research. She is also a founding board member of the Malala Fund and serves on the Khan Academy Global Advisory Board, the Knight- Hennessy Scholars Global Advisory Board, and the Harvard Business School’s Board of Dean Advisors. Ms. McCaw is also Trustee Emerita of Stanford University.

Qualifications

Ms. McCaw brings deep experience and relationships in global business and capital markets to the Board through her private sector experience in investment banking and investment management, and through her public service as a former U.S. Ambassador. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the Board’s oversight of the Company’s business.

YVETTE OSTOLAZA
Age: 57 Independent Director Since: December 2019 Position with the Company: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm, where, since April 2022, she serves as the chair of the Firm’s Management Committee. Ms. Ostolaza has received numerous awards, including being recognized by the Hispanic Natonal Bar as Law Firm Leader of 2022, as a “Thought Leader” at Corporate Counsel’s 2019 Women, Influence & Power in Law Awards. Ms. Ostolaza has been selected as one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, Ms. Ostolaza received the Anti-Defamation League’s prestigious Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community. Ms. Ostolaza also received the Texas Lawyer’s Lifetime Achievement Award in 2015, and was also named by that publication as one of ten “Winning Women” and as a “Woman to Watch.” Ms. Ostolaza has been recognized by the Texas Diversity Counsel as one of its “Most Powerful and Influential Women,” and by Latino Leaders Magazine as one of its “Most Powerful Latino Lawyers.” Ms. Ostolaza is also a past recipient of Girls, Inc.’s annual “Woman of Achievement” award, an award that recognizes leadership and accomplishments that inspire and increase opportunities for girls and women.

Qualifications

Ms. Ostolaza has spent her career developing a global practice representing public and private companies, board committees, and directors and officers in high-profile litigation, investigations, shareholder activism and regulatory, governance, and crisis management matters across a wide variety of industries. In addition to serving on the executive and management committees of a $2.8 billion professional services firm, she has served on a number of nonprofit organizations as a board member or trustee. This breadth of experience provides important insight and counsel to the Board’s oversight of the Company’s business.

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Proposal 1 Election of Directors

MARK H. RACHESKY, M.D.
Age: 63 Independent Director Since: September 2009 Position with the Company: Chair of the Board, Compensation Committee, Strategic Advisory Committee (Co-Chair) Residence: New York, New York

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $6 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky is the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (TSAT: NASDAQ and TSE) and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (TWI: NYSE). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. (LORL: NASDAQ) until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NAV: NYSE) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. (EMIS: OTCBB) until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 20 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Board relating to economic, financial and business conditions affecting the Company and its strategic direction.

Investor Rights Agreement

Dr. Rachesky serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

DARYL SIMM
Age: 61 Independent Director Since: September 2004 Committee Memberships: Compensation Committee (Chair) Residence: Naples, Florida

Business Experience

Since November 2021, Mr. Simm has been the President and Chief Executive Officer of Omnicom Group, Inc. (OMC: NYSE). From February 1998 to November 2021, Mr. Simm was Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc.

Qualifications

Mr. Simm leads one of the industry’s largest media planning and buying groups representing blue-chip global advertisers that connect their brands to consumers through entertainment content. The agencies he leads routinely receive accolades as the most effective and creative in their field and he has been recognized as one of the “100 most influential leaders in marketing, media and tech.” Earlier in his career, Mr. Simm ran P&G Productions, a prolific producer of television programming, where he was involved in large co-production ventures and international content distribution. Mr. Simm was also the top media executive at Procter & Gamble, the world’s largest advertiser and a pioneer in the use of branded entertainment content. Mr. Simm’s broad experience across the media and content space makes him well qualified to serve on the Board.

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Proposal 1 Election of Directors

HARDWICK SIMMONS
Age: 82 Independent Director Since: June 2005 Committee Membership: Audit & Risk Committee (Chair), Strategic Advisory Committee Residence: Marion, Massachusetts

Business Experience

Mr. Simmons currently serves as a director of several privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

From 2003 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (RJF: NYSE).

Qualifications

Mr. Simmons, through an accomplished career overseeing one of the largest equity securities trading markets in the world and other large complex financial institutions, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his broad business knowledge, connections in the business community and valuable insight regarding investment banking and regulation are relevant to the Board’s oversight of the Company’s business.

HARRY E. SLOAN
Age: 63 Independent Director Since: December 2021 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Los Angeles, California

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies (“SPACs”), several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ) (“Skillz”). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. (Nasdaq: SCRM).

Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of the Company and served as the Company’s Non-Executive Chairman from 2004 to 2005.

Other Directorships

Mr. Sloan is a member of the Board of Directors and a member of the Audit Committee of Ginkgo, Vice Chairman of the Board of Directors and Chair of the Nominating and Corporate Governance Committee of DraftKings, and member of the Board of Directors of Skillz.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur and studio executive makes him well qualified to serve on the Board.

Investor Rights Agreement

Mr. Sloan serves as a designee of Discovery Lightning under the Investor Rights Agreement (discussed below).

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Proposal 1 Election of Directors

Board Profile

The Board and the Corporate Governance and Nominating Committee are committed to ensuring that the Board is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following provides a snapshot of the skills and experience of our current Board.

Corporate Governance and Risk Oversight

Understanding Board and management accountability, transparency, and protection of shareholders’ interests, overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance and Capital Allocation

Management or oversight of the finance function of a company, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.

	✓		✓	✓	✓	✓	✓		✓	✓	✓	✓
Global Business Expertise in global business cultures and consumer preferences gained through experience in international markets.	✓		✓	✓	✓	✓	✓		✓	✓	✓	✓
Media and Entertainment Experience and expertise with the entertainment and media industry.	✓		✓	✓		✓				✓		✓
Public Company Experience of modern board practice and principles and the ability and business acumen to debate and address critical board-level issues.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning

Expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, improving operations, identifying risks and executing the Company’s strategic goals.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Ethnic/Gender Diversity Contributes to the representation of varied backgrounds, perspectives and experience in the boardroom.		✓			✓		✓	✓

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Proposal 1 Election of Directors

Mix of Experience and Fresh Perspective

Strong Independent Leadership

Gender

Balanced Tenure

Investor Rights Agreement

On November 10, 2015, (i) Liberty, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Liberty Global, agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management, and (ii) Discovery Lightning, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Discovery, Inc. (“Discovery”) agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”).

In connection with the Purchases, on November 10, 2015, the Company entered into an investor rights agreement with Liberty Global, Discovery, Liberty, Discovery Lightning and certain affiliates of MHR Fund Management (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company agreed to expand the size of its Board and to appoint (a) Mr. Fries, President and Chief Executive Officer of Liberty Global, (b) David M. Zaslav, a former director of the Company, a designee of Discovery Lightning, and (c) Ms. Fine, a Principal of MHR Fund Management, as directors to fill the resulting vacancies, which appointments became effective on November 12, 2015.

The Investor Rights Agreement provides that (1) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include three designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Board approval) on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual meeting of the Company’s shareholders. Dr. Rachesky, Ms. Fine and a former director were appointed as designees of MHR Fund Management pursuant to the Investor Rights Agreement. Currently, MHR Fund Management holds the right to appoint a third designee under the Investor Rights Agreement.

In addition, the Investor Rights Agreement provides that (1) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of Liberty and one designee of Discovery Lightning on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the

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Proposal 1 Election of Directors

aggregate, the Company will include one designee of Liberty and Discovery Lightning, collectively, on its slate of director nominees for election at each future annual meeting of the Company’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery Lightning does not, (b) Discovery Lightning, if Discovery Lightning individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery Lightning, jointly, if neither Liberty nor Discovery Lightning individually exceeds such 5,000,000 common share threshold. Mr. Fries was appointed as a designee of Liberty and a former director of the Company was appointed as a designee of Discovery Lightning, and both were appointed as directors of the Company effective on November 12, 2015. Currently, Mr. Sloan serves as the designee of Discovery Lightning under the Investor Rights Agreement.

Under the Investor Rights Agreement, Liberty and Discovery Lightning (together with certain of their affiliates) have agreed that if they sell or transfer any of their Company common shares to a shareholder or group of shareholders that beneficially own 5% or more of the Company’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of the Company’s then outstanding common shares, any such transferee would have to agree to the standstill, transfer and voting provisions set forth in the Investor Rights Agreement, subject to certain exceptions set forth in the Investor Rights Agreement.

In addition, the Company has also agreed to provide Liberty, Discovery Lightning and MHR Fund Management with certain pre-emptive rights on shares that the Company may issue in the future for cash consideration.

VOTE REQUIRED AND BOARD RECOMMENDATION

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 12 nominees for director. A plurality means that the 12 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their shares for purposes of electing directors.

For purposes of this proposal, broker non-votes will not be counted as votes cast in determining the number of votes necessary for the election of each of the nominated directors.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.	FOR

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PROPOSAL 2    RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the request of the Audit & Risk Committee of the Board, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 at remuneration to be fixed by the Audit & Risk Committee. Ernst & Young LLP has been our independent registered public accounting firm since August 2001.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of a majority of votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2023, AT A REMUNERATION TO BE DETERMINED BY THE AUDIT & RISK COMMITTEE.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2023.	FOR

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PROPOSAL 3    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (as defined below) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee of the Board, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the Annual Meeting. The next such vote will occur at the 2023 Annual Meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for the advisory vote to approve executive compensation.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.	FOR

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Board believes that social responsibility and human capital matters are vital to the Company’s organizational health and is strongly committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. We report on social responsibility and human capital matters at each regularly scheduled Board meeting and periodically throughout the year.

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND HUMAN CAPITAL MATTERS

Diversity, Equity and Inclusion

•   We believe that embracing diversity, promoting a culture of inclusivity and accelerating the representation of women and histrorically excluded groups in our workforce is crucial to our success.

•   Our Chief Diversity Officer partners with our leadership team across all of our businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate our Company-wide response to issues of inequality and workforce disparity.

•   We maintain the following recruitment and hiring initiatives:

•   Internship Programs: We maintain an internship program designed to increase inclusion across the entertainment industry.

•   Targeted Recruitment: We continue recruitment efforts that include collaborating with diverse partner organizations, college campus diversity organizations for underrepresented groups, as well as historically black colleges in our search for new employees and interns.

•   Inclusive Hiring Process: We implement inclusive hiring practices to ensure that we are attracting the best talent in the industry through an equitable, inclusive, and accessible approach. Key components of the framework include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

•   Supplier Diversity Program: The mission of our Supplier Diversity Program is to actively establish relationships with diverse businesses and to continuously strive to increase spend with diverse suppliers, while delivering more competitive pricing, quality, service, innovation and creativity in procurement of services. We believe that this initiative increases the breadth of our vendor pool, while also encouraging the growth of diverse businesses.

•   We continue STARZ’s #TakeTheLead initiative, building on industry leadership by promoting diversity in front of and behind the camera and throughout our organization.

•   We continue monthly #ConversationsThatMatter featuring government, industry and community leaders discussing issues of representation, social justice and racial equality.

•   We acquired the Pulitzer Prize-winning 1619 Project in partnership with Oprah Winfrey, The New York Times and Nikole Hannah-Jones, and are adapting the 1619 Project materials into a portfolio of feature films, television programming and other content, beginning with Roger Ross Williams’ documentary series set to debut on Hulu.

•   Lionsgate employees are participating in McKinsey’s Black, Hispanic and Latinx, and Asian leadership academies and many are enrolled in the Chief program to empower women leaders.

Employee Resource Groups

•   We provide our employees with an array of Employee Resource Groups (“ERGs”) which offer them the chance to establish a greater presence at Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across the Company’s various business units and levels. The ERGs are voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•   Lionsgate Early Career Group aims to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

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•   Lionsgate Multicultural Employee Resource Group (“LMERG”) advocates for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact.

•   In fiscal 2022, we welcomed three new ERGs within LMERG, which included ASCEND (for our Asian American Pacific Islander community), Black Alliance for the Culture & Change and Cole(c)tivé (for our Latine community).

•   Lionsgate Parents Group aims to bring together parents, expecting parents, caregivers, and allies to ensure our community fosters an environment that supports all families.

•   Lionsgate Pride supports, develops and inspires future LGBTQIA leaders within the Company and the industry.

•   Lionsgate Vets creates a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•   Lionsgate Women’s Empowerment Group creates a community that improves the prominence of female leaders and empowers women at all levels within the Company and the industry.

Community Involvement

•   We are committed to acting responsibly and making a positive difference in the local and global community through Lionshares, the umbrella for our Company-wide commitment to our communities.

•   Lionshares is a volunteer program that seeks to provide opportunities for employees to partner with a diverse range of charitable organizations.

•   We maintain a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout Lionsgate.

•   The committee focuses particularly on organizations and activities related to diversity and poverty in order to increase our impact and to develop meaningful relationships with a core group of organizations and events.

•   We encourage employees to volunteer for and serve on boards of non-profit organizations and are committed to the philanthropic contributions of our employees and provide for corporate matching to eligible non-profit organizations.

Engagement

•   We conduct an annual employee engagement survey through an independent third party.

•   Employee satisfaction scores remain positive, year over year.

•   Employees complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

Training and Development

•   We conduct annual employee training on anti-harassment, IT security, the Foreign Corrupt Practices Act, as well as manager, diversity, equity and inclusion trainings.

•   We provide training and development to all employees, focusing on career development, professional development and industry knowledge.

Employee Benefits and Programs

•   We offer a comprehensive benefits package which includes health, dental and vision insurance, family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

•   We offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations (e.g., minorities, women, parents, LGBTQIA).

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Corporate Responsibility

•   We protect our social, financial, informational, environmental, and reputational assets and make it a priority to operate our business in a responsible and sustainable manner.

•   Engaging in corporate responsibility not only helps us manage risks and maximize opportunities, but it also helps us understand and manage our social, environmental, and economic impact that enables us to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and not engaging in activities that harm the environment.

Environmental Responsibility

•   We are committed to environmental sustainability. We prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•   Our productions distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

•   Our productions follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•   Our U.S. productions encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

Recognitions	Humanitas 2022 Voice for Change Award

CORPORATE GOVERNANCE

Corporate governance is a continuing focus of the Company, starting with the Board and its committees, and extending to management and all employees. The Board and its committees review the Company’s governance policies and business strategies at Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Board Leadership Structure

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Mr. Feltheimer is the Company’s Chief Executive Officer, and together with Mr. Burns, the Company’s Vice Chair, has led the Company’s development for over 20 years. The Board believes it is appropriate for Messrs. Feltheimer and Burns to be on the Board in an executive capacity, as they are responsible for the day-to-day supervision, management and control of the business and affairs of the Company, develop its strategic direction, and serve as a bridge between management and the Board to support the alignment of the goals of both.

Dr. Rachesky is the Chair of the Board. Dr. Rachesky provides leadership as an independent, non-executive Chair and helps ensure independent oversight of the Company. Dr. Rachesky also presides over the regularly scheduled executive sessions of Non-Employee Directors. In furtherance of the independent oversight of management, the Non-Employee Directors routinely meet and hold discussions without management present.

Separate Chair and Chief Executive Officer Roles

The Board believes that the Company’s current leadership structure, in which the roles of the Chair and Chief Executive Officer are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy, and operating environment. The separation of the Chair and Chief Executive Officer roles enables the Chief Executive Officer to focus on the business, operations, and strategy of the Company, and allows the Company to leverage the Chair’s experience, perspective, and vision to serve the best interests of our shareholders.

Board Role in Risk Oversight

The Company’s management is responsible for communicating material risks to the Board and its committees, who provide oversight over the risk management practices implemented by management. The Board and committee reviews occur principally through the receipt of reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management.

Board of Directors

At regularly scheduled Board meetings, management presents risks faced by the Company. Specifically, the Company’s Chief Executive Officer and other senior management provide strategic and operational reports, including risks relating to the Company’s operating segments; the Company’s Vice Chair reports on the Company’s various investments and financing activities, including analysis of prospective capital sources and uses; the Company’s Chief Financial Officer reports on credit and liquidity risks, tax strategies, integrity of internal controls over financial reporting and on internal audit activities; and the Company’s General Counsel reports on legal risks and reviews material litigation with the Board. Additionally, the Board receives reports from its committees, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board.

The Board also receives reports from the Company on specific areas of risk from time to time, such as cyclical or other risks that are not covered at regularly scheduled Board meetings.

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Committees

The Board also delegates to its committees responsibilities related to the oversight of certain risks.

•   The Audit & Risk Committee is generally responsible for reviewing the Company’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses guidelines and policies, as they arise, with respect to financial risk exposure, financial statement risk assessment and risk management periodically with the Company’s management, internal auditor, and independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of all major risks to the business and their relative weight; (iii) when necessary, reviews the steps the Company’s management has taken to address failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s various insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant reports to the Company’s management prepared by the internal audit department and management’s responses; (vi) reviews the Company’s disclosure of risks in all filings with the SEC; and (vii) reviews and provides oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

•   The Compensation Committee monitors risks related to the Company’s compensation practices, including practices related to incentive-compensation and equity-based plans, other executive or Company-wide incentive programs.

•   The Nominating and Corporate Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company’s corporate governance processes, independence of the Board and director and management succession and transition, as well as the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

The Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and, therefore, do not materially affect its choice of leadership structure as described under Board Leadership Structure above.

Management Succession Plan

The Board, led by the Nominating and Corporate Governance Committee and with the assistance of Heidrick & Struggles, an independent outside consultant, has implemented both short-term and long-term succession plans to identify critical positions and potential replacements for its senior executives (including the Company’s Chief Executive Officer and the Company’s Vice Chair), should one of these critical positions become vacant. The plans are designed to anticipate both expected successions, such as those arising from anticipated retirements, as well as unexpected transitions (i.e., “black swan events”), such as those occurring when executives leave for positions at other companies, or due to death, disability or other unforeseen events.

Cybersecurity and Information Security Risk

The Board devotes significant time and attention to cyber security and information security risk, and cyber incident preparedness and response. At each meeting, our Audit & Risk Committee receives reports from our Chief Technology Officer on cyber threats and incident response. Our Board then reviews these reports at each Board meeting. These reports address a range of topics, including updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. We have a dedicated team that oversees and implements our cybersecurity management, compliance with applicable legal and third party data protection and data privacy requirements, and our incident response and crisis management plans. The team also provides ongoing information security awareness education and cybersecurity training for our employees.

Stock Ownership Guidelines

The Board has established minimum stock ownership guidelines for directors. Each director is required to maintain an ownership position in the Company of at least $150,000 of the Company’s common shares (which can be either through ownership of Class A voting shares, Class B non-voting shares or Class A voting shares and Class B non-voting shares on a combined basis). Directors have three years from their initial election to the Board to reach this ownership threshold.

Our executive officers are not subject to stock ownership and holding requirements. Most of our executive officers, though, have a significant interest in our shares, whether held directly or as the result of outstanding equity-based awards. Additionally, other than special grants of equity made to executive officers from time to time which may vest immediately, grants of restricted share units, stock options and/or share appreciation rights generally vest in annual installments over a minimum of three years following the date of grant.

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Policy on Hedging

The Board recognizes that hedging against losses in the Company’s securities may disturb the alignment between the interests of our officers and directors and those of our other shareholders in our performance and prospects. For this reason, officers, directors and employees are generally prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Directors and executive officers are also prohibited from pledging as collateral for a loan or holding in a margin account in which the shares are subject to margin their minimum number of shares held in the Company; if they have shares above such minimum number, though, they are able to pledge such shares as collateral for a loan or holding in a margin account.

Role of the Board

The Board reviews and regularly monitors the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives, and seeks to enhance long-term shareholder value. The key practices and procedures of the Board are outlined in our Corporate Governance Guidelines available on our website at http://investors.lionsgate.com/governance/governance-documents.

Board and Shareholder Meeting Attendance

The Board held a total of five meetings in fiscal 2022 (including regularly scheduled and special meetings of the Board, which were held in person or via teleconference) and took action via unanimous written consent three times. Each director attended at least 75% of the aggregate number of meetings of the Board and, meetings of committees on which he or she served in fiscal 2022. All directors are invited, but not required, to attend the Annual Meeting. However, due to the ongoing COVID-19 global pandemic, we are sensitive to the public health and travel concerns of our employees, Board and shareholders and the protocols that governments may impose. Accordingly, directors may not be present in person at the Annual Meeting. Due to COVID-19 global pandemic concerns, one of our directors attended our 2021 Annual General and Special Meeting of Shareholders.

Board Committees and Responsibilities

The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee. The table below provides current membership information for our standing committees, as well as meeting information for such committees.

Name	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee

Michael Burns

Mignon Clyburn*

Gordon Crawford*

Jon Feltheimer

Emily Fine*

Michael T. Fries*

Susan McCaw*

Yvette Ostolaza*

Mark H. Rachesky, M.D.*

Daryl Simm*

Hardwick Simmons*

Harry E. Sloan*

Meetings held in fiscal 2022 (in person or via teleconference)	4	3	2	0

* Independent Director	Chairperson	Member	Financial Expert

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AUDIT & RISK COMMITTEE
Number of Members: 3 Current Members: Hardwick Simmons (Chair) Emily Fine Susan McCaw Meetings held in fiscal 2022: 4

Mr. Simmons (Chair) and Mmes. Fine and McCaw are the current members of the Audit & Risk Committee. The Audit & Risk Committee held four meetings during fiscal 2022 (via teleconference) and did not take action via unanimous written consent.

The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other things, the following:

•   overseeing the integrity of the Company’s financial statements, accounting and financial reporting processes;

•   overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•   overseeing the independent auditor’s qualifications and independence;

•   overseeing the performance of the Company’s internal audit function and independent auditor;

•   overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs;

•   preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•   reviewing and providing oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Board has determined that each member of the Audit & Risk Committee qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) listing standards and the enhanced independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(1) under the Exchange Act, and that each member of the Audit & Risk Committee is “independent” and “financially literate” as prescribed by Canadian securities laws, regulations, policies and instruments. Additionally, the Board has determined that Mr. Simmons is an “audit committee financial expert” under applicable SEC rules and has “accounting or related financial management expertise” under the NYSE listing standards.

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COMPENSATION COMMITTEE
Number of Members: 5 Current Members: Daryl Simm (Chair) Michael T. Fries Susan McCaw Mark H. Rachesky, M.D. Harry E. Sloan Meetings held in fiscal 2022: 3

Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw are the current members of the Compensation Committee. The Compensation Committee held three meetings during fiscal 2022 (via teleconference) and took action via unanimous written consent two times.

The Compensation Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other things, the following:

•   reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•   evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chair;

•   in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•   reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•   reviewing and recommending to the Board compensation for Board and committee member.

The Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. See Compensation Discussion and Analysis for additional discussion of the Compensation Committee’s role and responsibilities, including a discussion on the role of our compensation consultant in fiscal 2022. Our executive officers, including the Named Executive Officers (as defined below), do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and our other senior executive officers (other than our Chief Executive Officer, who makes recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Vice Chair)).

The Board has determined that each member of the Compensation Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to compensation committee members under the NYSE listing standards. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Number of Members: 3 Current Members: Yvette Ostolaza (Chair) Mignon Clyburn Emily Fine Meetings held in fiscal 2022: 2

Mmes. Ostolaza (Chair), Clyburn and Fine are the current members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during fiscal 2022 (via teleconference) and took action via unanimous written consent four times.

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things, the following:

•   identifying, evaluating and recommending individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•   considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•   periodically reviewing the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance (“ESG”) matters that are significant to the Company, oversee the Company’s public reporting on these topics and receive updates from the Company’s management committee responsible for significant ESG activities;

•   Reviewing the Company’s human capital management policies, programs and initiatives focused on the Company’s culture, talent development, retention, and diversity and inclusion;

•   developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and assisting in the oversight of such guidelines; and

•   overseeing the evaluation of the Board and management.

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the NYSE listing standards.

The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. The Nominating and Corporate Governance Committee did not engage a third party to identify or assist it in identifying or evaluating potential nominees to the Board.

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STRATEGIC ADVISORY COMMITTEE
Number of Members: 5 Current Members: Gordon Crawford (Co-Chair) Mark H. Rachesky, M.D. (Co-Chair) Michael T. Fries Hardwick Simmons Harry E. Sloan Meetings held in fiscal 2022: 0

Messrs. Crawford (Co-Chair), Rachesky (Co-Chair), Fries, Simmons and Sloan are the current members of the Strategic Advisory Committee. The Strategic Advisory Committee, which maintains consistent communication throughout the year with the Company’s management to informally discuss the Company’s strategic plan and proposed transactions, did not hold separate meetings during fiscal 2022 and did not take action via unanimous written consent. Instead, Strategic Advisory Committee discussions and presentations were made specifically to the Board at its five meetings held during fiscal 2022.

The Strategic Advisory Committee is responsible for reviewing the Company’s strategic plan, meeting with management on a periodic basis to review operations against the plan, as well as overseeing preliminary negotiations regarding strategic transactions and, when applicable, acting as a pricing and approval committee on certain transactions.

Each member of the Strategic Advisory Committee qualifies as an “independent” director under the NYSE listing standards.

Determining Board Composition

The Board nominates directors for election at each annual meeting of shareholders and may appoint new directors to fill vacancies when they arise between annual meetings of shareholders. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. In considering candidates for the Board, the Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:

(i)	relevant knowledge and diversity of background and experience;

(ii)	understanding of the Company’s business;

(iii)	roles and contributions valuable to the business community;

(iv)

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)	compatibility with our Chief Executive Officer, senior management and the culture of the Board; and

(vii)	other factors deemed relevant.

Diversity	The Nominating and Corporate Governance Committee assesses the Board’s current and anticipated strengths and needs based upon the Board’s then-current profile and the Company’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Nominating and Corporate Governance Committee seeks inclusion and diversity within the Board. Although we do not currently have a policy with regard to the consideration of diversity in identifying candidates for election to the board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin.

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These factors, and others considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management, as further illustrated below.

Term Limits

The Board has not established term limits, as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the Nominating and Corporate Governance Committee, see Shareholder Communications below. The Nominating and Corporate Governance Committee assesses the director nominees recommended by shareholders using the same criteria as described above.

Director Commitments

Our Board believes that our directors have demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of directors. We understand, however, that certain proxy advisory firms deem Mr. Fries as overboarded, based on the number of public company boards on which he serves, while also serving as a Chief Executive Officer of Liberty Global.

Our Nominating and Corporate Governance Committee and our Board do not believe that Mr. Fries’ outside boards or other commitments limit his ability to devote sufficient time and attention to his duties as a director of the Company. Mr. Fries has demonstrated that he has effectively balanced his responsibility of serving on the Board and also fulfilling full-time executive duties. More specifically:

•	Mr. Fries’ vast experience in leadership and management within the entertainment industry provides significant industry knowledge and operational and management expertise to our Board.

•	Mr. Fries’ attendance record demonstrates his commitment to our Board, participating in 100% of Board meetings and 100% of committee meetings on which he served in fiscal 2022.

•	Mr. Fries consistently prepares and has exemplary participation at Board meetings, and regularly engages with management and the other members of the Board outside of Board meetings.

•

Mr. Fries’ contributions to discussions and decision making as a member of the Board, the Compensation Committee and the Strategic Advisory Committee are valuable based on his experience as the Chief Executive Officer of Liberty Global and a member of the board of directors of other public companies.

Accordingly, our Board and our Nominating and Corporate Governance Committee believe that Mr. Fries’ continued service on our Board is in the best interests of our shareholders, and ask that shareholders support Mr. Fries’ re-election as a director.

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Shareholder Communications

The Board recognizes the importance of providing our shareholders and interested parties with a means of direct communication with the members of the Board. Shareholders and interested parties who would like to communicate with the Chair of the Board or our Non-Employee Directors may do so by writing to the Board or our Non-Employee Directors, care of our Corporate Secretary, at either of our principal executive offices. Additionally, shareholder recommendations for director nominees are welcome and should be sent to our Executive Vice President and General Counsel at 2700 Colorado Avenue, Santa Monica, California 90404, who will forward such recommendations to the Chair of the Nominating and Corporate Governance Committee. Please see About the Annual Meeting – May I propose actions or recommend director nominees for consideration at next year’s Annual General and Special Meeting of Shareholders? for further information as to timing of submission of such recommendations. The full text of our Policy on Shareholder Communications is available on our website at http://investors.lionsgate.com/governance/governance-documents.

Code of Buiness Conduct and Ethics

We have a Code of Business Conduct and Ethics (and an Anti-Bribery Corruption Policy addendum) that applies to all our directors, officers and employees that is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. We will disclose on our website any waivers of, or amendments to, the code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions.

Annual Director Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, its committees and each director in order to assess the overall effectiveness of the Board and its committees, director performance and Board dynamics. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination. In June 2022, detailed surveys were used for the evaluations conducted for the Board and each committee. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the committees and the directors, and suggested areas for improvement.

Director Independence

It is the policy of the Board that, as required by the requirements of the NYSE listing standards, a majority of directors be “independent” of the Company and its management. For a director to be deemed “independent,” the Board will affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his/her affiliates.

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in June 2022. During the annual review, the Board considered transactions and relationships between each director or any member of his/her immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading Certain Relationships and Related Transactions below. The Board also examined transactions and relationships with the Company between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

As a result of this review, the Board affirmatively determined that 10 of our directors, including each of Messrs. Crawford, Fries, Rachesky, Simm, Simmons, Sloan and Mmes. Clyburn, Fine, McCaw and Ostolaza, are “independent” under our Standards for Director Independence, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, Canadian standards (except for Ms. Clyburn), SEC rules and regulations (for Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for Compensation Committee members).

A number of our independent Board members are currently serving or have served as directors or as members of senior management of other public companies. All of the committees of the Board are comprised solely of independent directors, each with a different

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independent director serving as chairperson of the committee. We believe that the number of independent experienced directors that make up the Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and our shareholders.

Non-Management Director Meetings

We have taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Chair position is held by Dr. Rachesky, an independent director. In matters that require independence of the Board from management, only the independent board members take part in the decision-making and evaluation. Additionally, at each of our regularly scheduled Board and certain committee meetings, the non-management, independent directors participate in an executive session, led by the Chair, without any members of the Company’s management present. The independent members of the Board held a total of five sessions in fiscal 2022 at which non-independent directors and members of management were not in attendance.

Director Compensation

Compensation Program

For fiscal 2022, our Non-Employee Directors were compensated as follows:

Type of Compensation	Compensation Amount

Annual Retainer	$50,000

Annual Retainer for Audit & Risk Committee Chair	$15,000

Annual Retainer for Other Committee Chairs	$10,000

Committee Meeting Retainer	$1,400 per meeting

Annual Retainer for Chair of the Board	$52,000

Annual Equity Award	$50,000

Annual equity awards consists of restricted share units awarded on the date of our Annual General and Special Meeting of Shareholders (with $25,000 of the value based on the closing price of Class A voting shares and $25,000 of the value based on the closing price of Class B non-voting shares on the last trading day prior to the grant date and the number of units rounded to the nearest whole unit), although the award may instead be granted by the Board as a fixed amount of cash vesting in annual installments over three years following the date of grant. The restricted share units vest in annual installments over three years following the date of grant and vested units are paid in an equivalent number of Class A voting shares and Class B non-voting shares, as applicable.

Retainers are paid, at the director’s election, in all cash, 50% in cash and 50% in the form of the Company’s common shares (with the 50% portion that will be paid in shares to be paid 50% in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of the Company’s common shares (with 50% to be paid in Class A voting shares and 50% in Class B non-voting shares). The Board retains discretion to provide for retainers for one or more directors to be paid in a different mix of cash and the Company’s common shares (whether in Class A voting shares, Class B non-voting shares or a combination thereof) as it determines appropriate. Retainers are paid in two installments each year, with the number of the Company’s common shares to be delivered in payment of any retainer to be determined by dividing the dollar amount of the retainer to be paid in the form of the Company’s common shares by the average closing price of the Company’s common shares (either Class A voting shares or Class B non-voting shares, as applicable) for the previous five business days prior to payment, and are fully vested at the time of payment.

Directors are also reimbursed for reasonable expenses incurred in the performance of their duties and for any continuing education programs that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Onboarding and Education

When a new director joins our Board, management and the existing Board members provide an orientation to familiarize the new director with the Company’s strategy, business and policies. This orientation typically includes meetings between the new director and senior management to review the Company’s strategy, business plan and risk profile, as well as providing the new director with background material on the Company.

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Environmental, Social and Governance

Fiscal 2022 Director Compensation. The following table presents information regarding compensation earned or paid to each of our Non-Employee Directors for services rendered during fiscal 2022. Messrs. Feltheimer and Burns, who are employed by us, do not receive any compensation for their services on our Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mignon Clyburn	$52,800	$50,006	$—	$—	$—	$—	$102,806

Gordon Crawford	$60,000	$50,006	$—	$—	$—	$—	$110,006

Emily Fine	$58,400	$50,006	$—	$—	$—	$—	$108,406

Michael T. Fries	$104,200	$—	$—	$—	$—	$—	$104,200

Susan McCaw	$59,800	$50,006	$—	$—	$—	$—	$109,806

Yvette Ostolaza	$62,800	$50,006	$—	$—	$—	$—	$112,806

Mark H. Rachesky, M.D.	$116,200	$50,006	$—	$—	$—	$—	$166,206

Daniel Sanchez (4)	$6,694	$—	$—	$—	$—	$—	$6,694

Daryl Simm	$64,200	$50,006	$—	$—	$—	$—	$114,206

Hardwick Simmons	$70,600	$50,006	$—	$—	$—	$—	$120,606

Harry E. Sloan (5)	$14,698	$—	$—	$—	$—	$—	$14,698

David M. Zaslav (4)	$6,694	$—	$—	$—	$—	$—	$6,694

1

The amounts reported in column (b) represent director annual retainer, Chair fees and meeting fees for fiscal 2022, paid, at the director’s election, either 50% in cash and 50% in the form of our common shares, 100% in the form of our common shares, or 100% in cash, as described above. The value of the common shares is calculated using the average closing price of our common shares for the last five business days prior to payment. Retainers and fees are paid twice a year in April and October of each year. During fiscal 2022, our Non-Employee Directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Ms. McCaw, 2,236 shares, Mr. Simm, 2,345 shares and Mr. Simmons, 2,669 shares. During fiscal 2022, our Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 3,678 shares, Mr. Crawford, 4,483 shares, Ms. Fine, 4,174 shares, Ms. Ostolaza, 4,393 shares, Dr. Rachesky, 8,476 shares and Mr. Sloan, 0 shares. For fiscal 2022, the Board determined that Mr. Fries would receive 100% of his retainer and fees in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).

2

Each Non-Employee Director then in office received a grant of 1,900 restricted stock units with respect to our Class A voting shares and 2,068 restricted stock units with respect to our Class B non-voting shares units on September 14, 2021 at our 2021 Annual General and Special Meeting of Shareholders (other than Mr. Fries who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards contained in Note 13 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2022 Annual Report filed on Form 10-K filed with the SEC on May 26, 2022.

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Environmental, Social and Governance

3

The following table presents the number of unvested stock awards held by each of our Non-Employee Directors as of March 31, 2022. No Non-Employee Directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2022
Director	LGF.A	LGF.B

Mignon Clyburn	3,628	3,942

Gordon Crawford	4,384	4,750

Emily Fine	4,384	4,750

Michael T. Fries	—	—

Susan McCaw	4,384	4,750

Yvette Ostolaza	3,628	3,942

Mark H. Rachesky, M.D.	4,384	4,750

Daryl Simm	4,384	4,750

Hardwick Simmons	4,384	4,750

Harry E Sloan (5)	—	—

4	Messrs. Sanchez and Zaslav each resigned from the Board effective May 19, 2021.

5	Mr. Sloan was appointed to the Board effective December 15, 2021.

MANAGEMENT

Biographical Information

The following is a list of our executive officers followed by their biographical information (other than for Messrs. Feltheimer and Burns, whose biographical information appears above). Ages are as of July 22, 2022.

Name	Age	Position

Jon Feltheimer	70	Chief Executive Officer

Michael Burns	63	Vice Chair

James W. Barge	66	Chief Financial Officer

Corii D. Berg	53	Executive Vice President and General Counsel

Brian Goldsmith	50	Chief Operating Officer

James W. Barge

Mr. Barge has been our Chief Financial Officer since October 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology and risk management. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner.

Corii D. Berg

Mr. Berg has been our Executive Vice President and General Counsel since June 2018. Prior to that, Mr. Berg served as Senior Executive Vice President, Business Affairs, Sony Pictures Television from September 2009 through April 2018. Since June 2020, Mr. Berg also serves as a member of the University of Southern California’s Board of Trustees.

Brian Goldsmith

Mr. Goldsmith has been our Chief Operating Officer since October 2012, and served as our Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of the Company since September 2007.

Appointment of Executive Officers

Our officers are appointed and serve at the discretion of the Board. The employment agreements for the Named Executive Officers (as defined under Executive Compensation below) are described in Executive Compensation Information — Description of Employment Agreements below.

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COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, as well as the analysis that the Compensation Committee performs in setting executive compensation. In doing so, it describes the material elements of compensation awarded to, earned by, or paid to, the individuals who served as our principal executive officer or our principal financial officer during fiscal 2022, and our three other most highly compensated executive officers for fiscal 2022 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2022 include the following:

Named Executive Officer	Position

Jon Feltheimer	Chief Executive Officer

Michael Burns	Vice Chair

James W. Barge	Chief Financial Officer

Brian Goldsmith	Chief Operating Officer

Corii D. Berg	Executive Vice President and General Counsel

EXECUTIVE SUMMARY

Goals of Our Compensation Program	We are a growth company; many actions taken now are intended to drive long-term performance.

•   Attract and retain top executive talent in an intensely competitive industry

•   Align pay with operating and financial performance

•   Align pay with execution of longer-term strategic priorities

•   Incentivize shareholder value creation

Basic Compensation Program Principles	We compete with established competitors and new entrants that are aggressively hire talent with knowledge and experience in areas such as film, television and digital media.

•   Balance components of compensation

•   Be competitive within our industry

•   Maintain appropriate level of “at-risk” compensation

•   Maintain “clawback” policy to recover unjustified payments

•   Balance metric-driven and qualitative decision-making

•   No tax gross-ups

•   No repricing of options/SARs without shareholder approval

•   No “single-trigger” change of control provisions

How the Compensation Committee Works	Some of the best measurements of performance don’t have dollar signs attached.

•   Company maintains proactive, ongoing and transparent dialogue with investors

•   Uses multiple operational, financial and  intangible metrics

•   Uses peer group for compensation context

•   Takes counsel from Pay Governance, independent outside consultants

•   Uses performance metrics for all employees including Named Executive Officers

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Compensation Discussion and Analysis

COMPANY GOALS SET FOR MANAGEMENT

•   Achieve financial targets

•   Continue to strengthen balance sheet

•   Create evergreen content with lasting value in film, television and at STARZ

•   Grow and monetize world-class film and television library

•   Use focused content strategy to drive subscriber acquisition and retention at STARZ

•   Capitalize on STARZ’s unique status as premium SVOD platform

•   Create structure allowing investors to value STARZ and studio assets separately

•   Continue executing diversity, equity and inclusion initiatives in workforce, talent relationships and content

THE COMPONENTS OF EXECUTIVE COMPENSATION

Item	Nature	Purpose	Timing	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Annual	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Annual	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long-Term Incentive Awards	At-risk Long-term	Retention; Reward long- term performance; Alignment with shareholder interests	Annual	Competitive within peer and industry context; Time and performance- based equity, vesting in tranches over multiple years

STOCK PERFORMANCE (APRIL 1, 2021 - MARCH 31, 2022)

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Compensation Discussion and Analysis

STOCK PERFORMANCE RETURNS RELATIVE TO PEERS (APRIL 1, 2021 - MARCH 31, 2022)

WHAT MANAGEMENT ACCOMPLISHED IN FISCAL 2022

35.8 Million STARZ global subscribers* (21% year-over-year growth) * Including STARZPLAY Arabia, a non-consolidated equity method investee.	$766 Million Film and television library revenue for the trailing 12 months.	Slate of >100 Television Series Includes scripted, unscripted, Debmar-Mercury and 3 Arts series.

14 New Pickups New Lionsgate Television shows picked up to series.	100% Renewal Rate 15/15 current Lionsgate Television series renewed for additional seasons.	500 New Library Titles Added over 500 new library titles, organically and through acquisitions.

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Compensation Discussion and Analysis

DETERMINATION OF ANNUAL BONUS FOR FISCAL 2022

1⁄3 Corporate Performance

Overall Company financial and operating performance; the Compensation Committee determined to award 80% for corporate performance.

1⁄3 Divisional Performance

Overall financial and operational performance of each operating division: the Compensation Committee determined to award 95%, 90% and 80% for Motion Picture, Television Production and Media Networks performance, respectively.

1⁄3 Individual Performance

Individual achievements and contributions of each executive: individual performance percentages for fiscal 2022 noted below.

For more information on the compensation of our Named Executive Officers, please see the Summary Compensation Table on page 57 of this proxy statement.

SHAREHOLDER ENGAGEMENT

We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. This engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our Board, as appropriate.

In fiscal 2022, we engaged with approximately 22 of our top 50 shareholders and institutional investors owning 62% of our Class A voting shares (not including shares held by officers and directors).

At the Company’s annual general and special meeting of shareholder held in September 2020, 91.8% of votes cast at that meeting voted in favor of the Company’s executive compensation program (referred to as a “say-on-pay proposal”). We believe the results of last year’s “say-on-pay” vote and input from our shareholder engagement affirmed our shareholders’ support of our compensation program. This informed our decision to maintain a consistent overall approach in setting executive compensation for fiscal 2022.

Investor Conferences

✓  Presented at 11 major investor conferences, including:

•   The 30th Annual Goldman Sachs Communacopia Conference;

•   The Morgan Stanley 2022 Tech, Media, & Telecom Conference; and

•   The JP Morgan High Yield & Leveraged Finance Conference.

Investor Meetings

✓ Hosted media investor “bus tour” meetings through Lightshed Research, MoffettNathanson, Morgan Stanley, and Wells Fargo, that included interactions with over 50 analysts/investors in our Santa Monica office.

✓ Held more than 75 virtual and in-person investor meetings, representing virtually all of our analysts and top 25 shareholders.

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Compensation Discussion and Analysis

Key Actions in Response to Shareholder Engagement

•  We did not grant any special equity awards in fiscal 2022 outside of our regular compensation program.

•  We only granted annual long-term incentive awards in the form of restricted share units and stock options, a majority of which are subject to performance-vesting requirements (or have value only if our share price increases after the grant date).

•  We continued to utilize Adjusted OIBDA and segment profit as performance metrics to determine fiscal 2022 annual incentive bonuses (see Compensation Components – Fiscal 2022 Company Financial Performance below).

•  We awarded a fiscal 2022 annual incentive bonus to our Chief Executive Officer that reflects total compensation at the 25th percentile of similar positions in the Company’s peer group (see Compensation Components – Fiscal 2022 Annual Incentive Bonuses for Named Executive Officers below).

•  The majority of fiscal 2022 annual incentive bonuses to Named Executive Officers were paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant (see Compensation Components – Fiscal 2022 Annual Incentive Bonuses for Named Executive Officers below).

•  We expanded disclosures with respect to our approach to environment, social and governance matters in this proxy statement (see Environmental, Social and Governance, Social Responsibility and Human Capital Matters above).

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes that our executive compensation program aligns the interests of the Named Executive Officers with the Company’s long-term strategic direction and the interests of our shareholders. Our program’s key features include:

•	Competitive pay using peer group data for compensation decisions.

•	Significant “at risk” pay:

•	The Company provides annual incentive opportunities and other long-term equity awards, which constitute a significant portion of each executive’s total compensation opportunity.

•	The Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity awards.

•	Compensation is balanced – the compensation program provides a mix of fixed compensation and short-term and long-term variable compensation.

•	Limited benefits and perquisites are provided.

We have entered into employment agreements with each of our Named Executive Officers and believe these agreements have helped create stability for our management team. These agreements have been structured to incorporate a number of features that we believe represent best practices in executive compensation and are generally favored by shareholders. In particular, these agreements do not provide for any accelerated vesting of equity awards or other payments or benefits that are triggered solely by a change in control (i.e., there are no “single-trigger” benefits) or any rights for the executive to be grossed up for any taxes imposed on excess parachute payments in connection with a change in control. These agreements also do not include any right for the executive to voluntarily terminate employment in connection with a change in control and receive severance (other than certain “good reason” terminations that we believe would constitute a constructive termination of the executive’s employment).

As noted below, equity award grants to Named Executive Officers are generally determined in connection with a new or amended employment agreement with the Company (which include specifying grants to be made annually over its term). The Company typically does not consider equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or equity awards, and retains discretion to grant equity awards to executives at other times as the Compensation Committee may determine appropriate.

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Compensation Discussion and Analysis

PROGRAM OBJECTIVES

The goal of the Company’s executive compensation program is to facilitate the creation of long-term value for the Company’s shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Compensation Committee has designed and administered the Company’s compensation program to reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. A significant portion of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance.

COMPENSATION PRACTICES

What We Do	What We Don’t Do

✓  Pay for Performance: A significant portion of Named Executive Officers compensation is “at risk” in the form of annual and long-term incentive awards that are tied to our financial results or the performance of our stock price, or both.

×   No Excise Tax Gross-ups: Employment agreements and other compensation arrangements with the Named Executive Officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.

✓  Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs rely on diversified performance metrics, including individual and group contributions and the Company’s financial and operating performance.

× No Tax Gross-ups for Personal Benefits: No Named Executive Officer is entitled to receive gross-ups for taxes on personal benefits.

✓  Risk Mitigation: Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: No employment agreements or arrangements for the Named Executive Officers provide benefits triggered solely by a change in control of the Company.
✓ Review of Share Utilization: The Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.

×   No Hedging/Pledging: The Company prohibits all directors and employees, including the Named Executive Officers, from certain collateral pledging and margin practices involving the Company’s common shares.

✓  Competitive Peer Group: The Company’s peer group generally consists of companies with which we directly compete for executive talent and are generally similar to the Company in terms of revenues, market-capitalization and focus of its business.

× No Repricing of Options or SARs: Repricing of options or SARs is not allowed without the approval of the Company’s shareholders.

✓  Independent Compensation Consultant: The Compensation Committee retains Pay Governance, an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.

× No Buyout of Underwater Options or SARs: The Company may not provide for cash buyouts of underwater option or SARs without shareholder approval.
✓ Limit Perquisites: We limit perquisites to items that we believe serve a reasonable business purpose.	× No Evergreen Provisions. The 2019 Plan (as defined below) does not provide for any automatic increases in the number of shares available for issuance under the 2019 Plan.

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Compensation Discussion and Analysis

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee, working with management, determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans. The Compensation Committee is ultimately responsible for determining the compensation arrangements for the Company’s executive officers and reports to the Board on all compensation matters regarding our executives and other key salaried employees.

Role of Management

The Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation program with the Company’s business strategies and objectives. At various times during fiscal 2022, our Chief Executive Officer and other executives attended relevant portions of Compensation Committee meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance that may be relevant to the Compensation Committee’s decisions. Generally, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to terms of employment for other executive officers (other than himself and the Vice Chair), taking into account competitive market information, the Company’s compensation strategy, his qualitative assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Compensation Committee discusses these recommendations with the Chief Executive Officer and either approves or modifies them in its discretion. The Compensation Committee is solely responsible for determining the compensation of the Chief Executive Officer and the Vice Chair. None of the Named Executive Officers are members of the Compensation Committee or otherwise have any role in determining their own compensation.

Role of Compensation Consultant

The Compensation Committee retains the services of outside compensation consultants to assist in its review and determination of the Company’s executive compensation program. For fiscal 2022, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of the Company’s executive compensation program, policies and practices and its determination of executive compensation, and provides advice to the Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has the sole authority to retain and terminate the consultant and to review and approve the consultant’s fees and other retention terms. In fiscal 2022, the Company paid Pay Governance $86,322 for various engagement services for the Compensation Committee.

Consultant Independence

During fiscal 2022, Pay Governance did not perform work for the Company other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with the Company or any of its directors or executive officers.

Peer Group Analysis

The Compensation Committee utilizes a peer group to make comparisons of its executives’ compensation with that of similarly situated executives with other companies in order to help ensure that the Company’s compensation packages are competitive with the broader market and aligned with shareholder interests. The peer group is generally comprised of competitors focused on film production, television programming, digital content creation and live entertainment, which the Compensation Committee considers to be similar to the Company in terms of revenue, market capitalization and business focus.

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Compensation Discussion and Analysis

In fiscal 2022, Pay Governance determined a proposed peer group for the Compensation Committee’s consideration using the following systematic screening process:

SCREENING PROCESS TO DETERMINE APPROPRIATE PEER GROUP

Global industry Classification Standards (“GICS”) Screen	Financial Screen (Review revenue)	Financial Screen (Review market capitalization)	Business reflects entertainment content, creation and distribution

First, Pay Governance reviewed companies that operate in similar industries as the Company, which only includes U.S. publicly traded companies in movies and entertainment, cable and satellite, broadcasting, interactive home entertainment, interactive media and services, advertising, application software and systems software. Next, Pay Governance reviewed companies within a specified range of the Company’s revenue (e.g., $800 million to 12.5 billion, or approximately 0.25 to 4 times revenue at such time) and market capitalization (e.g., $700 million to $15 billion, or approximately 0.25 to 5 times market capitalization at such time). Further, Pay Governance considered inclusion of key film and television business/talent competitors. Finally, the Compensation Committee selected the following peer group for fiscal 2022 from the companies identified using this screening process, a peer group was selected.

Peer Group

AMC Networks Inc.	Nexstar Media Group, Inc.

Electronic Arts Inc.	Sirius XM Holdings Inc.

Fox Corporation	Take-Two Interactive Software, Inc.

Hasbro, Inc.	World Wrestling Entertainment, Inc.

Live Nation Entertainment, Inc.	Sirius XM

Madison Square Garden Entertainment Corp.

The Company also utilizes industry survey data to provide compensation data for studio/entertainment specific roles that may not be reflected within the peer group. The participants in this survey may include studios such as ABC, Amazon Studios, CBS, NBCUniversal, Netflix, Paramount, Showtime, Sony Pictures Entertainment, Viacom Media Networks, Walt Disney Studios and Warner Bros. Discovery. The Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, as such companies reflect critical competitors for talent. In using this survey data, the Compensation Committee does not focus on any particular companies in the survey (other than the peer companies listed above). As used in this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to the peer companies and the survey data described above.

Use of Market Data

Utilizing the data provided by Pay Governance with respect to the Company’s peer group, as well as industry survey data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay and long-term compensation, as well as the target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for a select number of the Company’s executive officers, including each of the Named Executive Officers, relative to the compensation of similarly situated executives with these companies.

In general, the Compensation Committee uses this data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are qualitative and the result of the Compensation Committee’s business judgment, which is informed by the analysis of the members of the Compensation Committee as well as input from, and peer group and survey data provided by, Pay Governance. The Compensation Committee believes that the compensation opportunities provided to our Named Executive Officers are appropriate in light of competitive considerations. The Compensation Committee continues to monitor current trends and issues in the Company’s competitive landscape and will modify its programs as it determines appropriate.

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Compensation Discussion and Analysis

Employment Agreements

We have employment agreements with each of the Named Executive Officers, described below under Description of Employment Agreements. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with the Named Executive Officers as such multi-year agreements are typical in the Company’s industry and assist in retention and recruiting efforts, foster long-term retention and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance. In fiscal 2022, we did not enter into any new employment agreements with the Named Executive Officers.

COMPENSATION COMPONENTS

The Company’s executive compensation program is generally based on three components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive.

Base Salary

We provide our executive officers and other employees with an annual base salary as a component of compensation that is fixed. We believe that in order to attract and retain highly qualified executives, we need to provide them with certain predictable compensation levels that reward their continued service. Annual base salaries are established when we hire or otherwise enter into an employment agreement with executives. In determining base salary, the Compensation Committee primarily considers market data and compensation levels of executive officers of companies in competing businesses, an internal review of the executive’s compensation (both individually and relative to other executive officers) and the individual performance of the executive. Our practice has been to establish base salaries that are generally lower than the salaries of comparable positions at our peer companies, with the significant majority of the executive’s compensation being performance-based and/or tied to the value of our shares.

The Named Executive Officers’ current base salaries are set forth below under Description of Employment Agreements. The Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Compensation Committee’s assessment of peer group data for similar positions and the committee’s assessment of the Company’s overall performance and contribution of those officers to that performance.

Annual Incentive Bonuses

Annual incentive bonuses are primarily intended to motivate our executive officers to achieve annual financial, operational and individual performance objectives and focus on promotion of and contribution to achievement of the Company’s business strategy. The Company has entered into employment agreements with each of the Named Executive Officers that generally provide for annual incentive bonuses to be determined in the discretion of the Compensation Committee, as recommended by our Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Compensation Committee. Target annual incentive bonus levels are negotiated with the executives and set forth in their employment agreements.

Fiscal 2022 Annual Incentive Bonuses

The Compensation Committee considered the individual target bonus amounts and performance achievements discussed below in determining fiscal 2022 incentive bonuses to be granted to employees of the Company, including the Named Executive Officers (and including, for the Company’s Chief Executive Officer and Vice Chair, market levels of compensation provided by Pay Governance).

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Compensation Discussion and Analysis

For fiscal 2022, the Compensation Committee determined that for Messrs. Feltheimer and Burns, the annual incentive bonus target would be set at 100% of each executive’s actual bonus amount awarded for fiscal 2021. Annual incentive bonus target amounts for each of the other Named Executive Officers are set as a percentage of base salary, as set forth in their employment agreements.

Name	Fiscal 2022 Target Bonus

Jon Feltheimer	$11,000,000

Michael Burns	$5,000,000

James W. Barge	$1,250,000

Brian Goldsmith	$1,000,000

Corii D. Berg	$750,000

The percentage of each executive’s fiscal 2022 target incentive bonus to be awarded was then determined by reviewing the Company’s financial performance and the Compensation Committee’s qualitative assessment of the various operating and individual performance achievements set forth below.

Retaining Discretion in Awarding Annual Incentive Bonuses

The Compensation Committee uses certain discretion when determining payouts for annual incentive bonuses and does not apply fixed ratios or formulas, or rely solely on market data or quantitative measures. The Compensation Committee considers market data, Company performance and budget, the impact of the executive’s position in the Company, past performance, viewed holistically, expectations for future performance, experience in the position, any recent or anticipated changes in the individual’s responsibilities, internal pay equity for comparable positions, retention incentives for succession planning, and other factors the Committee deems appropriate. The Compensation Committee believes that it is important to retain this discretion for the following reasons:

•

We attempt to execute strategic, accretive transactions and other content acquisitions that are expected to positively affect future financial results that the Company believes may not be reflected in near-term corporate performance.

•

We believe that investments in new businesses or increased investment in current lines of business will further generate significant long-term shareholder value, but may not be reflected in near-term corporate performance.

•

Discretion allows the Compensation Committee to exclude or mitigate the impact of events over which management has little or no influence or items that were not considered at the beginning of the fiscal year are excluded such as unplanned acquisitions and divestitures, unplanned programming or new business investment, corporate transactions and legal expenses or other events.

Fiscal 2022 Company Financial Performance*

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(amounts in millions)

Segment Profit

Studio Business

Motion Picture	$295.6	$233.0	$262.9

Television Production	$83.6	$106.0	$83.9

Media Networks

Starz Networks	$438.4	$418.9	$320.5

STARZPLAY International	$(140.0)	$(142.1)	$(165.3)

Other Streaming Services	$(8.9)	$—	$—

Intersegment eliminations	$(14.1)	$(9.7)	$(2.7)

Total Segment Profit	$654.6	$606.1	$499.3

Corporate general and administrative expenses	$(113.7)	$(101.0)	$(97.1)

Adjusted OIBDA	$540.9	$505.0	$402.2

*	See Exhibit A for definitions, adjustments and related reconciliations for non-GAAP measures.

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Compensation Discussion and Analysis

Impact of COVID-19 on Our Fiscal 2022 Performance

The economic, social and regulatory impacts associated with the ongoing COVID-19 global pandemic (including its variants), continued measures to prevent its spread, and the resulting economic uncertainty, affected our business in a number of ways. We experienced delays in theatrical distribution of our films, both domestically and internationally, as well as delays in the production of film and television content (resulting in continued changes in future release dates for some titles and series). Although film and television production have generally resumed, we continue to see disruption of production activities depending on local circumstances. We also cannot predict whether productions that have resumed will be paused again, or the impact of incremental costs required to adhere to health and safety protocols. Additionally, although the lifting of quarantines have enabled many theaters to reopen, we are unable to predict how shifting government mandates or guidance regarding COVID-19 restrictions will impact patronage and theater capacity. In turn, production delays (and fewer theatrical releases) have limited the availability of film content to be sold in distribution windows subsequent to the theatrical release, and have resulted in delays of release of new television content, including on our STARZ platform. The impact of these disruptions and the extent of their adverse impact on our financial and operating results will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration and severity of the impacts of COVID-19 and its variants, and among other things, the impact of governmental actions imposed in response to COVID-19 and individuals’ and companies’ responses regarding health matters going forward. We have incurred and will continue to incur additional costs to address government regulations and the safety of our employees and talent.

Accordingly, as noted below, the Compensation Committee considered the impact of the COVID-19 global pandemic on the Company when determining fiscal 2022 incentive bonuses.

Fiscal 2022 Company Operating Performance

✓ STARZ Ramps Original Programming Slate, Driving Global Subscriber Growth

➢ Increased original programming slate from seven to 11 series.

➢ 21% growth in STARZ global subscribers to 35.8 million.

➢ 82% are streaming or a la carte.

➢ Reduced subscriber churn by nearly 20%.

➢ Second season launch of Power Book II: Ghost and first season finale of Black Mafia Family combined for record single day viewership on the STARZ app.

➢ Both shows with 10 million multiplatform views apiece.

➢ Four series with more than nine million global multiplatform views.

✓ Motion Picture Group: Active Production Year, Assembled Slate of Big Branded Properties, Vibrant Multiplatform Business

➢ Completed 21 feature films despite the continuing COVID-19 pandemic.

➢ John Wick: Chapter Four, Ballerina, Hunger Games prequel, The Ballad of Songbirds & Snakes, Dirty Dancing, Now You See Me 3 and The Expendables 4 in production or pre-production.

➢ 92% of all multiplatform releases achieved profitability.

➢ Launched and continuing to build direct-to-streamer film business.

✓ Television Production Group: One of its Best Content Years Ever

➢ Grew slate to over 100 scripted, unscripted, Debmar-Mercury and 3 Arts series.

➢ 14 new shows picked up to series by the networks

➢ 15 current series renewed for additional seasons

➢ Supplier of premium scripted series to STARZ with 15 series currently airing or in the pipeline.

➢ All three broadcast network series renewed for additional seasons (i.e., Ghosts, Home Economics and Welcome to Flatch).

➢ Ghosts (CBS) (Lionsgate/BBCStudios) was the highest-rated network comedy in the past four years.

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Compensation Discussion and Analysis

✓ Solid Film & Television Library Performance

➢ Film and television library achieved $766 million in trailing twelve-month revenue.

➢ Added over 500 new titles to library organically and through acquisitions (e.g., Spyglass Media).

➢ Successful window and monetization of content, including licensing of Schitt’s Creek to Hulu and Ghosts to Paramount+.

➢ Announced new “pay two” theatrical output agreements with Roku and Peacock.

✓ Expanded Studio Production Footprint to Support Increased Production

➢ Opened and began production at state-of-the-art Lionsgate Studios in Yonkers, New York.

➢ Expanded studio footprint by securing additional stage space in New Jersey and Georgia, strategically controlling sound stages to accommodate increased production.

✓ Cross-Collaboration Drove Cross-Platform Opportunities

➢ John Wick television spin-off prequel The Continental completing production in Europe to air on STARZ in 2023.

➢ Dirty Dancing, Blindspotting (STARZ television series), Step Up (STARZ television series), Swimming With Sharks (Roku television series) re-imagined or spun off into prequels/sequels.

➢ Three Lionsgate films and television series being adapted into Broadway stage plays.

➢ Producing 1619 Project documentary series for Hulu with two feature film and two scripted television projects in development along with multicity exhibition.

✓ Strengthened Capital Structure

➢ Exceeded cash goals, reducing net debt below $2.0 billion by April 2022.

➢ Strong treasury management with $1.6 billion in cash and availability as of March 31, 2022.

➢ Standard & Poor’s credit rating upgrade to “B”.

➢ Initiated “B” with Stable Rating Outlook credit rating from Fitch Ratings.

Fiscal 2022 Performance Assessment

Payouts for fiscal 2022 incentive awards were determined by using three equally weighted measures: corporate performance, divisional performance and individual performance.

Corporate Performance

In determining the Company’s corporate performance measure, the Compensation Committee reviewed the Company’s fiscal 2022 financial performance. In its review, the Compensation Committee selected adjusted OIDBA (the key measure used internally to manage financial performance) as the measure of Company performance for fiscal 2022, reinforcing a one-team culture, and sending the message to each executive that his or her role is to help ensure overall organizational success and to maximize shareholder value. Fiscal 2022 actual adjusted OIBDA was then compared to fiscal 2022 plan adjusted OIBDA to determine the Company’s corporate performance measure for fiscal 2022.

		Fiscal 2022 Plan	Fiscal 2022 Actual	Percent of Plan vs. Actual

	Adjusted OIDBA	$505.0	$402.2	~80%
	Accordingly, the Compensation Committee determined to award 80% to each executive for the corporate performance component of the fiscal 2022 bonus plan.

Divisional Performance

In determining the divisional performance measure for each of the Company’s operating segments, the Compensation Committee first reviewed each division’s fiscal 2022 financial performance, using segment profit as the key financial measure. Fiscal 2022 actual segment profit was then compared to fiscal 2022 plan segment profit for each of the Company’s operating segments.

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Compensation Discussion and Analysis

	Fiscal 2022 Actual Segment Profit	Fiscal 2022 Plan Segment Profit	Percent of Actual vs. Plan

Studio Business

Motion Picture	$262.9	$233.0	~110%

Television Production	$83.9	$106.0	~80%

Media Networks

Starz Domestic	$320.5	$418.9	~77%

STARZPLAY International	$(165.3)	$(142.1)	~85%

Next, the Compensation Committee reviewed operational performance for each division to determine whether to make any adjustments in the division’s financial performance measure, in the committee’s discretion, based on the division’s operating performance.

In its review, the Compensation Committee noted that the Motion Picture segment turned in a strong year despite the continuing impact of the COVID-19 global pandemic, producing over 20 feature films, achieving strong library sales and continuing to add to a strong pipeline of branded properties. However, the number of wide theatrical releases were lower than the Company’s historical averages, which will result in lower rollover contribution in fiscal 2023. As a result, the Compensation Committee determined that the Motion Picture segment performance measure should be adjusted down to reflect such realities.

In its review, the Compensation Committee noted that the Television Production segment, despite the continuing impact of the COVID-19 global pandemic, saw an increase in segment profit driven by continued growth in content deliveries. Lionsgate Television had a record 14 new shows picked up to series in the 2022 fiscal year and went 15-for-15 in current series renewed for additional seasons. As a result, the Compensation Committee determined that the Television Production segment performance measure should be adjusted up to reflect such strong operational achievements.

In its review, the Compensation Committee noted that the Media Networks segment, despite the continuing impact of the COVID-19 global pandemic, increased its investment in content, generated a robust slate that drove strong subscriber growth and saw a notable reduction in churn. As a result, the Compensation Committee determined that the Media Networks segment performance measure should not be adjusted to reflect such achievements.

Accordingly, the Compensation Committee determined to award the following divisional performance measures for fiscal 2022:

•   95% (adjusted down from 110%) as the divisional performance measure for the Motion Picture segment;

•   90% (adjusted up from 80%) as the divisional performance measure for the Television Production segment; and

•   80% (approximately the average of 77% and 85%, discussed above) as the divisional performance measure for the Media Networks segment.

In review of divisional performance for the Named Executive Officers, the Compensation Committee evaluated performance based on the Company as a whole (rather than any particular division). The Compensation Committee acknowledged, that, in spite of a very competitive and disruptive environment, fiscal 2022 was one of the Company’s best content building years, as the Company continued to create significant long-term value that had not yet been reflected in our financial results. For instance, as mentioned above, the Company produced over 20 feature films, had 14 new television shows picked up to network series, went 15-for-15 on renewals of current series (including all 3 of its broadcast network series), generated $766 million in revenue from its film and television library, added more than 500 titles to its library, finalized “pay two” theatrical output deals with Roku and Peacock, complementing its “pay one” theatrical output agreement with STARZ, and grew STARZ

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Compensation Discussion and Analysis

global subscribers by a record 6.3 million in the year to 35.8 million including STARZPLAY Arabia, with approximately 80% of them streaming and linear a la carte subscribers.

Accordingly, the Compensation Committee determined that each Named Executive Officer would be awarded 100% for divisional performance.

Individual Performance	In determining individual performance measures for each Named Executive Officer, the Compensation Committee reviewed the executive’s performance achievements, contributions, leadership and execution with respect to the Company’s key strategic objectives (against goals set by the Compensation Committee for each such executive for fiscal 2022). Within this context, the individual performance measures for each Named Executive officer determined by the Compensation Committee are set forth under Fiscal 2022 Annual Incentive Bonuses for Named Executive Officers below.

Fiscal 2022 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance (weighted 1/3)	Divisional Performance (weighted 1/3)	Individual Performance (weighted 1/3)	Fiscal 2022 Target Bonus	Fiscal 2022 Cash Bonus	Fiscal 2022 Equity Bonus (in RSUs)

Jon Feltheimer	80%	100%	93%	$11,000,000	$2,800,000	751,566	*

* Award of Class B non-voting restricted share units that vest on the first anniversary of grant (value equal to $7,200,000 detmeined as of the grant date).

In evaluating Mr. Feltheimer’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2022 individual performance goals for Mr. Feltheimer, which included the following:

Fiscal 2022 Goal	Fiscal 2022 Achievements
Effectively lead the Company back into the “new normal”	✓ Effectively led the organization back to the office in October 2021 and more fully in March 2022, while providing flexibility through hybrid/flex work.

✓ Managed general and administrative expenses aggressively (despite inflationary pressures), beating the Company’s fiscal 2022 plan while driving increased levels of content creation and platform expansion.

✓ Exceeded cash goals, reducing net debt below $2.0 billion by April 2022.
Increase value of STARZ	✓ Invested in opportunities for STARZ expansion into new markets.
✓ Continued to find ways to invest in content for STARZ in a creative way, including sharing windows, co-productions and in unique partnerships.
✓ Engaged with bankers and a number of potential strategic and financial partners to allow investors to value Starz and Studio assets separately in contemplation of a spin off of Starz.
Continue to grow library/ executive content strategy	✓ Managed and oversaw content development and production. ✓ Continued to increase return from library. ✓ Continued accretive deals to add content to library.
Diversity, equity, and inclusion	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.
Succession Planning	✓ Developed Succession Plan for the Company’s operating committee.

The Compensation Committee engaged Pay Governance to assist it in assessing the bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2022, and the competitive position of Mr. Feltheimer’s total compensation relative to similar positions within the Company’s peer group. Pay Governance analyzed both quantitative and dictionary assessments of fiscal 2022 individual performance, noting, specifically, that the Company had many strategic achievements in an ongoing pandemic, and that Mr. Feltheimer had achieved most of his fiscal 2022 individual goals. Pay Governance also noted that, with the bonus amount above, Mr. Feltheimer’ s total compensation would be at approximately the 25th percentile of chief executive officers of the Company’s peer group.

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Compensation Discussion and Analysis

Accordingly, in June 2022, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee approved for Mr. Feltheimer for fiscal 2022, (i) a cash bonus of $2,800,000 and (ii) 751,566 Class B restricted share units of the Company (value equal to $7,200,000 determined as of the grant date, vesting on the first anniversary of grant).

The cash portion of Mr. Feltheimer’s fiscal 2022 annual incentive bonus reflected 72% less cash than the cash portion of Mr. Feltheimer’s fiscal 2021 annual incentive bonus. The Compensation Committee decided that a majority of Mr. Feltheimer’s fiscal 2022 annual incentive bonus would be paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant, in order to continue prudent management of the Company’s cash position and continue to reflect its commitment to aligning executive and shareholder interests.

Michael Burns

Name	Corporate Performance (weighted 1/3)	Divisional Performance (weighted 1/3)	Individual Performance (weighted 1/3)	Fiscal 2022 Target Bonus	Fiscal 2022 Cash Bonus	Fiscal 2022 Equity Bonus (in RSUs)

Michael Burns	80%	100%	150%	$5,000,000	$2,000,000	365,345	*
*	Award of Class B non-voting restricted share units that vest on the first anniversary of grant (value equal to $3,500,000 determined as of the grant date).

In evaluating Mr. Burns’ individual performance measure, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2022 individual performance goals for Mr. Burns, which included the following:

Fiscal 2022 Goal	Fiscal 2022 Achievements
Manage prudently during a period of pandemic-related impacts on the business	✓ Supervised and participated in all capital market transactions lowering cost of capital. ✓ Worked with Chief Financial Officer to reduce net debt.
Increase value of STARZ

✓ Continued to leverage relationships and work with distributions teams to assist in the development and execution of bundles to enhance distribution of STARZ app globally.

✓ Engaged with bankers and a number of potential strategic and financial partners to allow investors to value Starz and Studio assets separately in contemplation of a spin off of Starz.

Strategic initiatives	✓ Worked on accretive library and company purchases structured with innovative financial instruments.
Manage external stakeholders

✓ Presented at all significant media banking and research conferences and participated in investor calls.

✓ Worked on rating agency management.
Worked on maintaining productive investment bank and commercial banking relationships to continue to achieve low cost of capital.

Diversity, equity, and inclusion	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.
Succession Planning	✓ Developed Succession Plan for the Company’s operating committee.

The Compensation Committee engaged Pay Governance to assist it in assessing the bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2022, and the competitive position of Mr. Burns’ total compensation relative to similar positions within the Company’s peer group. Pay Governance analyzed both quantitative and dictionary assessments of fiscal 2022 individual performance, noting, specifically, that the Company’s stock price (LGF.A) had increased 8.7% for the fiscal year, the Company’s financial results for the 2022 fiscal year beat “street” estimates, and that Mr. Burns had achieved most of his fiscal 2022 individual goals. Pay Governance also noted that, with the bonus amount above, Mr. Burns’ total compensation would be at approximately the 75th percentile of similar positions within the Company’s peer group.

Accordingly, in June 2022, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee approved for Mr. Burns for fiscal 2022, (i) a cash bonus of $2,000,000 and (ii) 365,345 Class B restricted share units of the Company (value equal to $3,500,000 determined as of the grant date, vesting on the first anniversary of grant).

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Compensation Discussion and Analysis

The cash portion of Mr. Burns’ fiscal 2022 annual incentive bonus reflected 50% less cash than the cash portion of Mr. Burns’ fiscal 2021 annual incentive bonus. The Compensation Committee decided that a majority of Mr. Burns’ fiscal 2022 annual incentive bonus would be paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant, in order to continue prudent management of the Company’s cash position and continue to reflect its commitment to aligning executive and shareholder interests.

James W. Barge

Name	Corporate Performance (weighted 1/3)	Divisional Performance (weighted 1/3)	Individual Performance (weighted 1/3)	Fiscal 2022 Target Bonus	Fiscal 2022 Cash Bonus	Fiscal 2022 Equity Bonus (in RSUs)

James W. Barge	80%	100%	780%	$1,250,000	$800,000	334,029	*

*	Award of Class B non-voting restricted share units that vest on the first anniversary of grant (value equal to $3,200,000 determined as of the grant date).

In evaluating Mr. Barge’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2022 individual performance goals for Mr. Barge, which included the following:

Fiscal 2022 Goal	Fiscal 2022 Achievements
Manage prudently during a period of pandemic-related impacts on the business	✓ Exceeded fiscal 2022 fiscal plan for Studio Business. ✓ Exceeded cash goals, reducing net debt below $2.0 billion by April 2022.
Treasury Management

✓  Strong treasury management with $1.6 billion in cash and availability as of March 31, 2022.

✓  Prepaid entire outstanding principal amount of 2023 term loan A facility.

✓  Redeemed $518.7 million outstanding principal amount of 5.875% senior notes due November 2024.

✓  Redeemed $545.6 million outstanding principal amount of 6.375% senior notes due February 2024.

✓  Issued $1.0 billion aggregate principal amount of 5.500% Senior Notes due April 2029.

✓  Amended the Company’s revolving credit agreement to, among other things, extend the maturity of a portion of its revolving credit commitments.

✓  Closed a series of repurchases of term B loans due March 2025.

✓  Closed a non-recourse senior secured revolving credit facility based on collateral consisting of certain of the Company’s tax credit receivables.

✓  Closed a senior secured amortizing term credit facility based on collateral consisting solely of certain of the Company’s rights in certain library titles.

✓  Closed a committed secured revolving credit facility based on collateral consisting of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future.

Investor Relations	✓ Managed Standard & Poor’s credit rating upgrade to “B” ✓ Oversaw initiation of “B” with Stable Rating Outlook credit rating from Fitch Ratings.
IT support and procurement

✓  Managed efficient return to office and work-from-home environment.

✓  Managed successful transition of various IT and finance functions to a lower cost outsourced environment.

✓  Provide leadership and drive company cost-savings through procurement (achieving annual run-rate savings goals).

Diversity, equity, and inclusion	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.
Succession Planning	✓ Helped develop Succession Plan for the Company’s operating committee.

The Compensation Committee engaged Pay Governance to assist it in assessing the bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2022, and the competitive position of Mr. Barge’s total compensation relative to similar positions within the Company’s peer group (calculated with the bonus amount above to be above the 75% percentile).

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Compensation Discussion and Analysis

Accordingly, in June 2022, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Barge had achieved or exceeded most of his fiscal 2022 individual goals), the Compensation Committee approved for Mr. Barge for fiscal 2022, (i) a cash bonus of $800,000 and (ii) 334,029 Class B restricted share units of the Company (value equal to $3,200,000 determined as of the grant date, vesting on the first anniversary of grant).

The cash portion of Mr. Barge’s fiscal 2022 annual incentive bonus reflected over 73% less cash than the cash portion of Mr. Barge’s fiscal 2021 annual incentive bonus. The Compensation Committee decided that a majority of Mr. Barge’s fiscal 2022 annual incentive bonus would be paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant, in order to continue prudent management of the Company’s cash position and continue to reflect its commitment to aligning executive and shareholder interests.

Brian Goldsmith

Name	Corporate Performance (weighted 1/3)	Divisional Performance (weighted 1/3)	Individual Performance (weighted 1/3)	Fiscal 2022 Target Bonus	Fiscal 2022 Cash Bonus	Fiscal 2022 Equity Bonus (in RSUs)

Brian Goldsmith	80%	100%	203%	$1,000,000	$375,000	93,946	*

*	Award of Class B non-voting restricted share units that vest on the first anniversary of grant (value equal to $900,000 determined as of the grant date).

In evaluating Mr. Goldsmith’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2022 individual performance goals for Mr. Goldsmith, which included the following:

Fiscal 2022 Goal	Fiscal 2022 Achievements
Manage prudently during a period of unprecedented change in the media and entertainment ecosystem.

✓ Managed general and administrative expenses aggressively (despite inflationary pressures), beating the Company’s fiscal 2022 plan.

✓ Optimized capital allocation amongst business units in conjunction to ensure content investment allocated to highest return opportunities.

✓ Helped achieve margin improvement in fiscal 2022.

✓ Continued successful film and television financing.

✓ Successfully negotiated outstanding residuals claims.

Increase value of STARZ.

✓ Helped maximize opportunities to grow Starz subscribers and enhance international expansion.

✓ Engaged with bankers and a number of potential strategic and financial partners to allow investors to value Starz and Studio assets separately in contemplation of a spin off of Starz.

Monetize assets.	✓ Continued path toward monetization of minority investments ✓ Closed sale of Lionsgate’s interest in Pantaya to Hemisphere Media Group.
Strategic initiatives

✓ Closed purchase of feature film title library from Spyglass Media.

✓ Formed strategic content partnership through an investment in Spyglass Media, and entered into a multiyear first-look television arrangement.

✓ Oversaw the Company’s international businesses and joint ventures.

Diversity, equity, and inclusion.

✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

✓ Planned and launched supplier diversity initiative, enlisting all significant procurement areas to support and implement the program.

Succession Planning	✓ Helped develop Succession Plan for the Company’s operating committee.

The Compensation Committee engaged Pay Governance to assist it in assessing the bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2022, and the competitive position of Mr. Goldsmith’s total compensation relative to similar position within the Company’s peer group (calculated, with the bonus amount above, to be at the 50% percentile).

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Compensation Discussion and Analysis

Accordingly, in June 2022, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Goldmsith had achieved or exceeded most of his fiscal 2022 individual goals), the Compensation Committee approved for Mr. Goldsmith for fiscal 2022, (i) a cash bonus of $375,000 and (ii) 93,946 Class B restricted share units of the Company (value equal to $900,000 determined as of the grant date, vesting on the first anniversary of grant).

The cash portion of Mr. Goldsmith’s fiscal 2022 annual incentive bonus reflected approximately 69% less cash than the cash portion of Mr. Goldsmith’s fiscal 2021 annual incentive bonus. The Compensation Committee decided that a majority of Mr. Goldsmith’s fiscal 2022 annual incentive bonus would be paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant, in order to continue prudent management of the Company’s cash position and continue to reflect its commitment to aligning executive and shareholder interests.

Corii D. Berg

Name	Corporate Performance (weighted 1/3)	Divisional Performance (weighted 1/3)	Individual Performance (weighted 1/3)	Fiscal 2022 Target Bonus	Fiscal 2022 Cash Bonus	Fiscal 2022 Equity Bonus (in RSUs)

Corii D. Berg	80%	100%	~260%	$750,000	$280,000	85,595	*

*	Award of Class B non-voting restricted share units that vest on the first anniversary of grant (value equal to $820,000 determined as of the grant date).

In evaluating Mr. Berg’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2022 individual performance goals for Mr. Berg, which included the following:

Fiscal 2022 Goal	Fiscal 2022 Achievements

Manage the business prudently during and post pandemic.

✓  Developed and implemented a new worldwide compliance program, including regulatory, privacy and competition policies.

✓  Developed strategy and approach to rapidly-expanding sanctions issued by numerous governments worldwide against Russia due to its invasion of Ukraine.

✓  Oversaw all pandemic-related insurance claims affecting nearly 30 motion picture and television productions worldwide.

✓  Evaluated and developed wholesale changes to motion picture and television production insurance.

Increase value of STARZ.	✓ Managed oversight of programming (Lionsgate and 3rd-party-produced content) and distribution agreements domestically and internationally.

Strengthen/monetize minority-interest assets	✓ Closed sale of Lionsgate’s interest in Pantaya to Hemisphere Media Group.

Diversity, equity, and inclusion.	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

Other critical matters.	✓ Managed all litigation, mediation and arbitration matters. ✓ Managed other acquisitions, dispositions and other strategic investments, partnerships and transactions.

The Compensation Committee engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Berg. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2022, and the competitive position of Mr. Berg’s total compensation relative to similar positions within the Company’s peer group (calculated with the bonus amount above to be below the 50% percentile).

Accordingly, in June 2022, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Berg had achieved or exceeded most of his fiscal 2022 individual goals), the Compensation Committee approved for Mr. Berg for fiscal 2022, (i) a cash bonus of $280,000 and (ii) 85,595 Class B restricted share units of the Company (value equal to $820,000 determined as of the grant date, vesting on the first anniversary of grant).

The cash portion of Mr. Berg’s fiscal 2022 annual incentive bonus reflected 72% less cash than the cash portion of Mr. Berg’s fiscal 2021 annual incentive bonus. The Compensation Committee decided that a majority of Mr. Berg’s fiscal 2022 annual incentive bonus

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Compensation Discussion and Analysis

would be paid in the form of an award of restricted share units with respect to our Class B non-voting shares vesting on the first anniversary of grant, in order to continue prudent management of the Company’s cash position and continue to reflect its commitment to aligning executive and shareholder interests.

Long-term Incentive Awards

The Company believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that are competitive relative to market levels. In addition, the Company believes that by providing compensation in the form of equity awards, we align the executive’s incentives with our shareholders’ interests in a manner that we believe drives superior performance over time. Therefore, we have historically made grants of stock options, restricted share units and SARs to provide further incentives to our executives to increase shareholder value. The Compensation Committee bases its award grants to executives on a number of factors, including:

•	The executive’s position with the Company and total compensation package;

•	The executive’s performance of his or her individual responsibilities;

•	The equity participation levels of comparable executives at peer group companies; and

•	The executive’s contribution to the success of the Company’s financial performance.

Equity award grants to the Named Executive Officers are generally made by the Compensation Committee in connection with the executive’s entering into a new employment agreement with the Company (including specifying in the agreement the grants to be made annually over its term). As noted above, the equity grants provided in each executive’s employment agreement are intended to provide incentives for the entire term of the agreement. The Company also has granted equity-based awards in recent years to certain executive officers as part of their annual bonus and retains discretion to grant equity awards to its executives from time to time as the Compensation Committee may determine.

The Company’s equity incentive awards as described below are generally made with respect to our Class B non-voting shares. However, the Compensation Committee has discretion to provide that awards granted under our 2019 Performance Incentive Plan may be made with respect to our Class A voting shares rather than Class B non-voting shares.

Restricted Share Units

The Company grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. Awards generally relate to Class B non-voting shares, with each unit that vests being payable in Class B non-voting shares (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant. Thus, the units are designed both to link executives’ interests with those of our shareholders (as the units’ value is based on the value of Class B non-voting shares) and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.

Awards of performance-based restricted share units also cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on the Company’s and the individual’s performance during that year relative to performance goals reviewed by the Compensation Committee. Before any performance-based restricted share unit is paid, the Compensation Committee must certify that the performance target(s) have been satisfied. The Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize the Company’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.

Stock Options

A stock option is the right to purchase shares at a future date at a specified price per share. The Company grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of a Class B non-voting share on the date of grant and (ii) in certain cases, as a percentage premium to the closing price of a Class B non-voting share on the date of grant. Thus, the Named Executive Officers will only realize value on their stock options if our shareholders realize value on their shares and, for that reason, the

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Compensation Discussion and Analysis

Compensation Committee considers all options to be performance-based awards. The options function as a retention incentive for our executives as the executive generally must remain employed with us through the vesting period. The maximum term of a stock option is ten years from the date of grant.

Share Appreciation Rights

A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. The Company has made a portion of its long-term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of a Class B non-voting share on the grant date, SARs provide the same incentives as stock options because the holder will only realize value on their SARs if our share price increases after the date of grant. Thus, similar to stock options, the Compensation Committee considers SARs to be performance-based awards. The SARs function as a retention incentive for our executives as the executive generally must remain employed with us through the vesting period. The maximum term of a SAR is ten years from the date of grant.

Granting of Equity Awards in Fiscal 2022

The following equity awards were granted in fiscal 2022. These awards consist of equity grants made to Messrs. Feltheimer and Burns as part of their fiscal 2021 annual bonuses, annual grants made to Messrs. Barge, Goldsmith and Berg pursuant to their employment agreements, and a portion of certain performance-based awards approved by the Compensation Committee prior to fiscal 2022. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards (including the number of shares subject to grants approved by the Compensation Committee during fiscal 2022) that were allocated to a performance period that ended during fiscal 2022. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In May 2021, the Compensation Committee determined the vesting of a tranche of an award of performance-based SARs granted to Mr. Barge in September 2019 that was eligible to vest during fiscal 2021. This tranche covered 211,842 SARs with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2021 proxy statement, and reflected in the Company’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of Mr. Barge cited above under the heading Annual Incentive Bonuses and in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based SARs that were subject to this vesting tranche.

•

In May 2021, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units granted to Mr. Berg in May 2020 that was eligible to vest during fiscal 2022. This tranche covered 3,940 restricted share units with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2021 proxy statement, and reflected in the Company’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of Mr. Berg cited above under the heading Annual Incentive Bonuses and in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In May 2021, in connection with fiscal 2021 annual incentive bonuses, the Compensation Committee approved a grant of restricted share units with respect to Class B non-voting shares (vesting immediately upon grant) to Mr. Feltheimer, as described in the proxy statement for our 2021 Annual General and Special Meeting of Shareholders.

•

In May 2021, in connection with fiscal 2021 annual incentive bonuses, the Compensation Committee approved a grant of restricted share units with respect to Class B non-voting shares (subject to a three-year vesting schedule) to Mr. Burns, as described in the proxy statement for our 2021 Annual General and Special Meeting of Shareholders.

•

In July 2021, as per the terms of their employment agreements, the Compensation Committee approved the grants of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to Messrs. Barge, Goldsmith and Berg, respectively. Each of these grants is scheduled to vest over a three-year period.

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Compensation Discussion and Analysis

•

In July 2021, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units granted to Mr. Barge in July 2020 that was eligible to vest during fiscal 2022. This tranche covered 90,703 restricted share units with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and the contributions of Mr. Barge cited in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to this vesting tranche.

•

In July 2021, the Compensation Committee determined the vesting of (i) a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in July 2019 and (ii) a tranche of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2020, that were eligible to vest during fiscal 2022. The tranches covered (i) 24,325 restricted share units and 67,421 stock options with respect to Class B non-voting shares and (ii) 79,365 restricted share units with respect to Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and the contributions of Mr. Goldsmith cited in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to the vesting tranches.

•

In July 2021, the Compensation Committee determined the vesting of (i) a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Berg in July 2018, (ii) a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Berg in July 2019, and (iii) a tranche of an award of performance-based restricted share units granted to Mr. Berg in July 2020, in each case that were eligible to vest during fiscal 2022. The tranches covered (i) 1,465 restricted share units and 4,617 stock options with respect to Class B non-voting shares, (ii) 2,867 restricted share units and 7,946 stock options with respect to Class B non-voting shares, and (iii) 22,676 restricted share units with respect to Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and the contributions of Mr. Berg cited in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to the vesting tranches.

•

In October 2021, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in November 2018 that was eligible to vest during fiscal 2022. This tranche covered 16,105 restricted share units and 52,562 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed in the Company’s 2021 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and the contributions of Mr. Goldsmith cited in the Company’s 2021 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

Severance and Other Benefits upon Termination of Employment

The Company provides severance protections for the Named Executive Officers under their respective employment agreements. The Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, considers them an important part of an executive’s compensation, consistent with competitive practices, and, particularly in the context of a change in control transaction, playing a valuable role in attracting and retaining key executive officers.

As described in more detail under Potential Payments Upon Termination or Change in Control below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by the Company “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The cash severance benefits for these

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Compensation Discussion and Analysis

executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. We believe that such enhanced severance benefits the Company and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, the Company believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of the Company as specified in their respective employment agreements.

As noted above, we do not provide any benefits to our Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See Potential Payments Upon Termination or Change in Control below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Perquisites and Other Benefits

We provide certain Named Executive Officers with limited perquisites and other personal benefits, such as a car allowance, life insurance policy contributions and club membership dues that the Compensation Committee believes are reasonable and consistent with our overall compensation program, to better enable us to attract and retain superior employees for key positions. Additionally, we own an interest in an aircraft through a fractional ownership program for use related to film promotion and other corporate purposes. This enables our executive officers and other service providers to fly more efficiently and to conduct business in privacy while traveling. As we own an interest in and maintain this aircraft for business purposes, we believe it is reasonable to afford limited personal use of the aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation table and the accompanying footnotes above.

We have also adopted a nonqualified deferred compensation plan to allow our Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the Non-Qualified Deferred Compensation section below for a description of the plan.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by the Company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

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Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the five Non-Employee Directors named at the end of this report, each of whom the Board has determined is independent as defined by the NYSE listing standards. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this report. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board of Directors

Daryl Simm (Chair)

Michael T. Fries

Susan McCaw

Mark H. Rachesky, M.D.

Harry E. Sloan

COMPANY’S COMPENSATION POLICIES AND RISK MANAGEMENT

The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, the Compensation Committee consisted of Messrs. Simm (Chair) and Fries, Dr. Rachesky, Sloan and Ms. McCaw. No member who served on the Compensation Committee at any time during fiscal 2022 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2022.

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EXECUTIVE COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

The Summary Compensation table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2022, 2021 and 2020. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation table, as further described in footnote 3 to the table.

The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2022 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2022. The Outstanding Equity Awards at Fiscal 2022 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation — Fiscals 2022, 2021 and 2020

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)

Jon Feltheimer Chief Executive Officer	2022	$1,500,000	$2,800,000	$1,000,003	*	$0	$0	$0	$285,409	$5,585,412
	2021	$1,500,000	$10,000,000	$700,002		$6,746,929	$0	$0	$229,944	$19,176,875
	2020	$1,500,000	$6,300,000	$1,545,833		$1,546,032	$0	$0	$182,601	$11,074,466

Michael Burns Vice Chair	2022	$1,000,000	$2,000,000	$1,344,000	*	$0	$0	$0	$62,289	$4,406,289
	2021	$1,000,000	$4,000,000	$350,001		$3,080,000	$0	$0	$71,912	$8,501,913
	2020	$1,000,000	$3,150,000	$1,083,335		$1,083,474	$0	$0	$55,183	$6,371,992

James W. Barge Chief Financial Officer	2022	$1,000,000	$800,000	$3,200,174		$1,437,120	$0	$0	$13,486	$6,450,780
	2021	$1,000,000	$3,000,000	$2,300,001		$20,385	$0	$0	$11,690	$6,332,076
	2020	$1,000,000	$1,000,000	$275,006		$2,418,609	$0	$0	$13,629	$4,707,244

Brian Goldsmith Chief Operating Officer	2022	$1,000,000	$375,000	$3,483,617		$568,463	$0	$0	$14,034	$5,441,114
	2021	$1,000,000	$1,200,000	$2,609,407		$149,942	$0	$0	$12,241	$4,971,590
	2020	$1,000,000	$559,200	$1,765,775		$1,169,196	$0	$0	$13,195	$4,507,366

Corii D. Berg Executive Vice President and General Counsel	2022	$1,000,000	$280,000	$947,460		$58,815	$0	$0	$13,203	$2,299,478
	2021	$1,000,000	$1,000,000	$814,332		$143,741	$0	$0	$12,879	$2,970,952
	2020	$839,583	$600,000	$233,196		$230,238	$0	$0	$12,150	$1,915,167

*

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2022 as a portion of the executive’s fiscal 2021 annual incentive bonus as follows: for Mr. Feltheimer, $1,000,003 in stock awards that vested immediately on grant; and for Mr. Burns, $1,344,000 in stock awards that are subject to a three-year vesting schedule.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2020, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. In accordance with SEC rules, the cash portion of such bonus is reported in the Bonus column for fiscal 2020 for such executive, and the grant date fair value of the equity portion of the 2020 bonus for such executive is reported as compensation for fiscal 2021. For fiscal 2021, the bonus for Messrs. Feltheimer and Burns was awarded partly in cash and partly in the form of an equity award, and the bonus for each of the other Named Executive Officers was awarded entirely in cash. Accordingly, the cash amount of each bonus is reported in the Bonus column for 2021, and the grant date fair value of the equity portion of the 2021 bonus for Messrs. Feltehimer and Burns is reported as compensation for fiscal 2022. For fiscal 2022 each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus is reported in the Bonus column for fiscal 2022, and the equity awards granted to each executive as part of their fiscal 2022 bonuses will be reported in next year’s annual proxy statement (as these equity awards were approved by the Compensation Committee during fiscal 2023).

(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. Accordingly, these columns

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Executive Compensation Information

include amounts for awards that have not yet vested and for which the executive may not have realized any financial benefit. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards and option awards contained in Note 13 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2022 Annual Report filed on Form 10-K filed with the SEC on May 26, 2022. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee approved certain grants of options, SARs and/or restricted stock units to Messrs. Barge, Berg and Goldsmith that would vest based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee’s determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation table for the Named Executive Officers in fiscal 2022:

Name	Year	401(k) Contribution	Term Life Insurance Premiums (a)	Automobile Allowance	Miscellaneous (b)	Disability Benefits	Total

Jon Feltheimer	2022	$11,600	$835	$—	$272,106	$868	$285,409

Michael Burns	2022	$11,600	$1,566	$13,332	$34,923	$868	$62,289

James W. Barge	2022	$11,600	$1,018	$—	$—	$868	$13,486

Brian Goldsmith	2022	$11,600	$1,566	$—	$—	$868	$14,034

Corii D. Berg	2022	$10,769	$1,566	$—	$—	$868	$13,203

(a)

The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2022 includes $37,733 in club membership dues, $21,000 in security service costs, and $213,373 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $57,000 reimbursed to the Company by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2022 includes $34,923 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $13,500 reimbursed to the Company by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries and depreciation).

DESCRIPTION OF EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under Potential Payments Upon Termination or Change in Control.

Jon Feltheimer	Employment Agreement:	August 21, 2020
	Title:	Chief Executive Officer
	Term Ending:	August 21, 2023 (provided, however, that Company has the right, in its sole discretion, to extend the term by either one or two additional years (i.e., to August 21, 2024 or August 21, 2025)).
	Base Salary:	$1,500,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 100% of base salary; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested common shares of the Company.

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as Company-provided life and disability insurance coverage, reasonable club membership dues and limited use of the Company’s private aircraft.

	Equity Award:	Received an award of SARs in August 2020 with respect to 2,000,000 Class B non-voting shares at a per-share exercise price of $8.17 that vest in one installment on August 21, 2023.

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Executive Compensation Information

Michael Burns	Employment Agreement:	December 18, 2020
	Title:	Vice Chair
	Term Ending:	October 30, 2023 (provided, however, that Company has the right, in its sole discretion, to extend the term one additional year (i.e., to October 30, 2024)).
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1.5 million for a particular year will be paid in the form of either an award of the Company’s common shares or an option to purchase the Company’s common shares, as determined by the Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on the Company’s then-current share price and, in the case of an option, the assumptions then used to value options for purposes of the Company’s financial reporting).

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as Company-provided life and disability insurance coverage, a car allowance and limited use of the Company’s private aircraft.

Equity Award:

Received an award in December 2020 of performance-based SARs with respect to 1,500,000 of Class B non-voting shares at a per-share exercise price of $8.51, that vest in three equal annual installments on December 18, 2021, December 18, 2022 and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the volume-weighted average of the closing prices of Class B Shares over a period of thirty consecutive trading days ending on or before December 18, 2023 was greater than or equal to $17.02 (the “VWAP Performance Goal”). The VWAP Performance Goal was met on June 25, 2021. Notwithstanding the foregoing, if the Company does not extend the term by the additional year and Mr. Burns’ employment terminates on October 30, 2023, then the third tranche of the SAR shall automatically vest on October 29, 2023.

James W. Barge	Employment Agreement:	September 26, 2019 (as amended on June 22, 2020)
	Title:	Chief Financial Officer
	Term Ending:	July 31, 2023
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 125% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2020 through fiscal 2024 with a grant date value of $4,000,000 for the fiscal 2020 grant, $3,750,000 for each of the fiscal 2021 and 2022 grants and $3,250,000 for the fiscal 2023 grant, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

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Executive Compensation Information

Brian Goldsmith	Employment Agreement:	November 12, 2018 (as amended on June 22, 2020)
	Title:	Chief Operating Officer
	Term Ending:	September 30, 2022
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2020 through fiscal 2023 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

Corii D. Berg	Employment Agreement:	May 15, 2020 (as amended on June 22, 2020)
	Title:	Executive Vice President and General Counsel
	Term Ending:	July 11, 2023
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 75% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year for fiscal 2021 through fiscal 2024 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

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Executive Compensation Information

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2022. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), which has been approved by our shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
Name (a)	Grant Date (b)*	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	5/14/2001	—	—	—	—	—	—	74,405	(2)	—	—	$1,000,003
Michael Burns	5/14/2001	—	—	—	—	—	—	100,000	(3)	—	—	$1,344,000
James W. Barge	5/14/2001	—	—	—	—	211,842	—	—		—	$8.66	$1,437,120
	7/19/2021	—	—	—	—	—	—	128,337		—	—	$1,875,004
	7/23/2021	—	—	—	—	90,703	—	—		—	—	$1,325,171
Brian Goldsmith	7/19/2021	—	—	—	—	—	—	119,781		—	—	$1,750,000
	7/19/2021	—	—	—	—	67,421	—	—		—	$11.99	$395,302
	7/19/2021	—	—	—	—	24,325	—	—		—	—	$355,388
	7/19/2021	—	—	—	—	79,365	—	—		—	—	$1,159,523
	10/5/2021	—	—	—	—	52,562	—	—		—	$18.11	$173,161
	10/5/2021	—	—	—	—	16,105	—	—		—	—	$218,706
Corii D. Berg	5/15/2021	—	—	—	—	3,940	—	—		—	—	$52,875
	7/19/2021	—	—	—	—	—	—	34,223		—	—	$499,998
	7/19/2021	—	—	—	—	4,617	—	—		—	$23.46	$12,226
	7/19/2021	—	—	—	—	1,465	—	—		—	—	$21,404
	7/19/2021	—	—	—	—	7,946	—	—		—	$11.99	$46,589
	7/19/2021	—	—	—	—	2,867	—	—		—	—	$41,887
	7/23/2021	—	—	—	—	22,676	—	—		—	—	$331,296

*	These awards were granted with respect to Class B non-voting shares.

(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation table.

(2)	This award was granted as a portion of the fiscal 2021 annual incentive bonus and vested immediately.

(3)	This award was granted as a portion of the fiscal 2021 annual incentive bonus and are subject to a three-year vesting schedule.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2019 Plan. The 2019 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2019 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2019 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will

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Executive Compensation Information

become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units that are treated as granted to the Named Executive Officers during fiscal 2022 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of our Class B non-voting shares. The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will only be paid if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units. For Mr. Feltheimer, the 74,405 Class B non-voting share award made in May 2021, and reported in column (i) in the table above, represents a portion of Mr. Feltheimer’s fiscal 2021 bonus paid in the form of restricted share units that vested immediately (in fiscal 2022).

For Mr. Burns, the 100,000 Class B non-voting share award made in May 2021, and reported in column (i) in the table above, represents a portion of Mr. Burns’ fiscal 2021 bonus paid in the form of restricted share units and are subject to a three-year vesting schedule.

For Messrs. Barge, Goldsmith and Berg, the 128,337, 119,781 and 34,223, Class B non-voting share awards, respectively, made in July 2021, and reported in column (i) in the table above, represent annual grants of time-based restricted stock units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment with us through the vesting dates.

Performance-Based Units.

Columns (g) and (i) in the table above report awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2022 under applicable accounting rules. Performance share units are similar to the restricted share units described above except that they are subject to performance-based vesting conditions as well as time-based vesting.

For Mr. Barge, the 90,703 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Barge’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the 24,325 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the 79,365 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a

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Executive Compensation Information

specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the 16,105 Class B non-voting share awards made in October 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending in November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 3,940 Class B non-voting share awards made in May 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in May 2020 and covers a three-year period ending in May 2023, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 1,465 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2018 and covers a three-year period ending in July 2021, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 2,867 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 22,676 Class B non-voting share awards made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

Options

Columns (g) and (j) in the table above report awards of options treated as granted to the Named Executive Officers during fiscal 2022 under applicable accounting rules. Once vested, each option will generally remain exercisable until its normal expiration date. Options granted to our Named Executive Officers generally have a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any

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Executive Compensation Information

accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the option following a termination of employment. However, options held by our employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested options if the employee meets certain age and service requirements upon his or her retirement from employment with us. If the Named Executive Officer is terminated by us for cause, the option (whether or not) vested will immediately terminate. Options granted to our employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Goldsmith, the options to purchase 67,421 Class B non-voting shares made in July 2021 and reported in column (g) in the table above represents the portion of an award of options that vested during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance. This grant was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the options to purchase 52,562 Class B non-voting shares made in October 2021 and reported in column (g) in the table above represents the portion of an award of options that vested during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance. This grant was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest during fiscal 2022 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the options to purchase 4,617 Class B non-voting shares made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2018 and covers a three-year period ending fiscal 2021, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance is reflected in the table above.

For Mr. Berg, the options to purchase 7,946 Class B non-voting shares made in July 2021 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2022 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending fiscal 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2022 based on Mr. Berg’s and the Company’s performance is reflected in the table above.

Share Appreciation Rights

Columns (g) and (j) in the table above also reports awards of SARs treated as granted to the Named Executive Officers during fiscal 2022 under applicable accounting rules. Once vested, each SAR will generally remain exercisable until its normal expiration date. SARs granted to our Named Executive Officers generally have a term of ten years. However, vested SARs may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. However, SARs held by our employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested SARs if the employee meets certain age and service requirements upon his or her retirement from employment with us. If the Named Executive Officer is terminated by us for cause, the SAR (whether or not) vested will immediately terminate. The SARs granted to our employees (including the Named Executive Officers) do not include any dividend rights.

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Executive Compensation Information

For Mr. Barge, the grant of 211,842 SARs with respect to Class B non-voting shares made in May 2021 and reported in column (g) in the table above represents the portion of an award of SARs that vested during fiscal 2021 based on Mr. Barge’s and the Company’s performance. This grant was originally approved by the Compensation Committee in September 2019 and covers a three-year period, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the SARs eligible to vest during fiscal 2022 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

OUTSTANDING EQUITY AWARDS

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2022, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2022 Year-End

	Option Awards							Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

Jon Feltheimer	LGF.A	982,674	—		—	$27.48	5/23/2023	—		—	—	—

	LGF.B	982,674	—		—	$26.57	5/23/2023	—		—	—	—

	LGF.A	614,171	—		—	$32.83	5/23/2023	—		—	—	—

	LGF.B	614,171	—		—	$31.74	5/23/2023	—		—	—	—

	LGF.A	339,023	226,014	(2)	—	$20.37	10/11/2026	—		—	—	—

	LGF.B	339,023	226,014	(3)	—	$19.69	10/11/2026	—		—	—	—

	LGF.A	339,023	226,014	(2)	—	$25.46	10/11/2026	—		—	—	—

	LGF.B	339,023	226,014	(3)	—	$24.61	10/11/2026	—		—	—	—

	LGF.B	125,000	—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	125,000	—		—	$28.78	6/7/2028	—		—	—	—

	LGF.B	418,245	—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	—	2,000,000	(4)	—	$8.17	8/21/2030	—		—	—	—

Michael Burns*	LGF.A	912,483	—		—	$16.66	10/30/2022	—		—	—	—

	LGF.B	912,483	—		—	$16.10	10/30/2022	—		—	—	—

	LGF.A	345,779	93,354	(5)	—	$24.59	11/3/2026	—		—	—	—

	LGF.B	345,779	93,354	(6)	—	$23.77	11/3/2026	—		—	—	—

	LGF.A	345,779	93,354	(5)	—	$19.68	11/3/2026	—		—	—	—

	LGF.B	345,779	93,354	(6)	—	$19.02	11/3/2026	—		—	—	—

	LGF.B	114,297	—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	114,297	—		—	$28.78	6/7/2028	—		—	—	—

	LGF.B	276,256	—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	385,000	1,000,000	(7)	—	$8.51	12/18/2030	—		—	—	—

	LGF.B	—	—		—		—	100,000	(8)	$1,503,000	—	—

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Executive Compensation Information

	Option Awards							Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)

James W. Barge	LGF.A	169,814	—		—	$38.76	9/16/2023	—		—	—	—

	LGF.B	169,814	—		—	$37.47	9/16/2023	—		—	—	—

	LGF.B	850,000	—		—	$25.22	12/28/2026	—		—	—	—

	LGF.B	95,000	—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	74,405	—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	635,526	211,842	(9)	—	$8.66	9/26/2029	—		—	—	—

	LGF.B	—	—		—	—	—	181,406	(10)	$2,726,532	—	—

	LGF.B	—	—		—	—	—	128,337	(11)	$1,928,905	—	—

Brian Goldsmith	LGF.A	122,833	—		—	$16.31	10/3/2022	—		—	—	—

	LGF.B	122,833	—		—	$15.77	10/3/2022	—		—	—	—

	LGF.A	132,657	—		—	$39.16	11/13/2025	—		—	—	—

	LGF.B	132,657	—		—	$37.86	11/13/2025	—		—	—	—

	LGF.B	95,000	—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	315,372	—		—	$18.11	11/12/2028	—		—	—	—

	LGF.B	269,686	67,422	(12)	—	$11.99	7/1/2029	—		—	—	—

	LGF.B	74,405	—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	—	—		—	—	—	24,326	(13)	$365,620	—	—

	LGF.B	—	—		—	—	—	158,730	(14)	$2,385,712	—	—

	LGF.B	—	—		—	—	—	119,781	(15)	$1,800,308	—	—

Corii D. Berg	LGF.B	27,700	—		—	$23.46	7/1/2028	—		—	—	—

	LGF.B	31,784	7,946	(16)	—	$11.99	7/1/2029	—		—	—	—

	LGF.B	30,438	—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	10,592	21,184	(17)	—	$6.98	5/15/2030	—		—	—	—

	LGF.B	—	—		—	—	—	2,867	(18)	$43,091	—	—

	LGF.B	—	—		—	—	—	7,879	(19)	$118,421	—	—

	LGF.B	—	—		—	—	—	45,351	(20)	$681,626	—	—

	LGF.B	—	—		—	—	—	34,223	(21)	$514,372	—	—

*	Reflect adjusted option award amounts due to the terms of a divorce stipulation and order during fiscal 2022. See the Option Exercises and Stock Vested table below.

(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of Class A voting shares or units (LGF.A) or Class B non-voting shares or units (LGF.B) reported in columns (g) and (i), respectively, by $16.25 and $15.03, respectively, the closing price of LGF.A and LGF.B on March 31, 2022 (the last trading day of fiscal 2022).

(2)	Represents an unvested option to purchase 226,014 Class A voting shares which are scheduled to vest in two equal annual installments on May 22, 2022 and May 22, 2023.

(3)	Represents an unvested option to purchase 226,014 Class B non-voting shares which are scheduled to vest in two equal annual installments on May 22, 2022 and May 22, 2023.

(4)	Represents 2,000,000 unvested SARs with respect to Class B non-voting shares which are scheduled to vest on August 21, 2023.

(5)	Represents an unvested option to purchase 93,354 Class A voting shares which are scheduled to vest on October 30, 2022.

(6)	Represents an unvested option to purchase 93,354 Class B non-voting shares which are scheduled to vest on October 30, 2022.

(7)

Represents 1,000,000 unvested SARs with respect to Class B non-voting shares which are scheduled to vest in two equal annual installments on December 18, 2022 and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the VWAP Performance Goal described above under Description of Employment Agreements was satisfied. The VWAP Performance Goal was met on June 25, 2021.

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Executive Compensation Information

(8)	Represents 100,000 time-based Class B non-voting restricted share units which are scheduled to vest in three equal annual installments on May 14, 2022, May 14, 2023 and May 14, 2024.

(9)	Represents 211,842 unvested SARs with respect to Class B non-voting shares which are scheduled to vest on March 26, 2023.

(10)	Represents 181,406 time-based Class B non-voting restricted share units which are scheduled to vest in two equal annual installments on July 23, 2022 and July 23, 2023.

(11)	Represents 128,337 time-based Class B non-voting restricted share units which are scheduled to vest in three equal annual installments July 19, 2022, July 19, 2023 and July 19, 2024.

(12)	Represents an unvested option to purchase 67,422 Class B non-voting shares which are scheduled to vest on July 1, 2022.

(13)	Represents 24,326 time-based Class B non-voting restricted share units which are scheduled to vest on July 1, 2022.

(14)	Represents 158,730 time-based Class B non-voting restricted share units which are scheduled to vest in two equal annual installments on July 23, 2022 and July 23, 2023.

(15)	Represents 119,781 time-based Class B non-voting restricted share units which are scheduled to vest in three equal annual installments July 19, 2022, July 19, 2023 and July 19, 2024.

(16)	Represents an unvested option to purchase 7,946 Class B non-voting shares which are scheduled to vest on July 1, 2022.

(17)	Represents 21,184 unvested SARs with respect to Class B non-voting shares which are scheduled to vest in two equal annual installments on May 15, 2022 and May 15, 2023.

(18)	Represents 2,867 time-based Class B non-voting restricted share units which are scheduled to vest on July 1, 2022.

(19)	Represents 7,879 time-based Class B non-voting restricted share units which are scheduled to vest in two equal annual installments on May 15, 2022 and May 15, 2023.

(20)	Represents 45,351 time-based Class B non-voting restricted share units which are scheduled to vest in two equal annual installments on July 23, 2022 and July 23, 2023.

(21)	Represents 34,223 time-based Class B non-voting restricted share units which are scheduled to vest in three equal annual installments July 19, 2022, July 19, 2023 and July 19, 2024.

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of options by the Named Executive Officers during fiscal 2022 and the vesting during fiscal 2022 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2022

		Option Awards				Stock Awards
Name (a)	Securities Covered By Award	Number of Shares Acquired on Exercise (#) (b)		Value Realized on Exercise ($)(2) (c)		Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

Jon Feltheimer	LGF.B	—		—		160,825	$2,521,859

Michael Burns	LGF.A	55,274	(2)	—		—	—

	LGF.B	—		—		43,210	$760,928

	LGF.B	208,534	(3)	$667,516	(3)	—	—

James W. Barge	LGF.B	—		—		218,443	$3,149,275

Brian Goldsmith	LGF.B	—		—		294,010	$4,356,401

Corii D. Berg	LGF.B	—		—		86,587	$1,307,552

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of our common shares to which the exercise of the option related, by (ii) the difference between the per-share closing price of the applicable class of our common shares on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of our common shares on the vesting date.

(2)

Reflects option awards transferred during fiscal 2022 due to the terms of a divorce stipulation and order. With respect to 55,274 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of our Class A shares at the time the award was transferred.

(3)

Reflects option awards transferred during fiscal 2022 due to the terms of a divorce stipulation and order. With respect to 76,680 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of our Class B shares at the time the award was transferred.

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Executive Compensation Information

NON-QUALIFIED DEFERRED COMPENSATION

We permit our Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation—Fiscals 2022, 2021 and 2020 table above on a deferred basis under our Deferred Compensation Plan. Under the plan, we are also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of the last day of fiscal 2022, none of the Named Executive Officers had deferred any amount under the plan, and the Company had not made any contributions with respect to any Named Executive Officer under the plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

Jon Feltheimer

Severance Benefits — Termination of Employment. In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through August 21, 2023, as well as Company payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2023. In addition, Mr. Feltheimer would be entitled to a prorated amount of the annual bonus that Mr. Feltheimer would have otherwise received for the fiscal year in which his termination occurs, and Mr. Feltheimer’s equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through August 21, 2023 or $6.0 million, and his prorated annual bonus amount for the fiscal year in which his termination occurs will be the greater of his target annual bonus or the bonus that Mr. Feltheimer would have otherwise received for such fiscal year.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through August 21, 2023.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 23, 2023, as well as Company payment of his premiums for continued health coverage for up to six months following his termination. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 23, 2023 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

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Potential Payments Upon Termination or Change in Control

James W. Barge

Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Barge’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Barge would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above. In addition, any portion of equity granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under Description of Employment Agreements) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to 50% of his remaining base salary through September 30, 2022, but in no event less than the greater of either 15 months’ base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy, a prorated annual bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 12 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of his equity awards (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and become fully vested, and (ii) 50% percent of any portion of his equity grants (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and become fully vested.

70    Lions Gate    2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to a lump sum severance payment equal to 100% of his remaining base salary through September 30, 2022 (but not less than the greater of either 18 months of his base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy), as well as a prorated annual bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 12 months. Additionally, if such termination occurs within 12 months following a change in control (but not a change in management), (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of the portion of each annual equity award grant contemplated by his employment agreement (as referred to above under Description of Employment Agreements) that (i) has not previously been granted and is otherwise scheduled to be granted after his termination date, and (ii) is scheduled to vest on or before the last day of the term of the employment agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award specified in the employment agreement and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or disability (as described in Mr. Goldsmith’s employment agreement), Mr. Goldsmith (or his estate) would be entitled to a prorated annual bonus for the fiscal year in which his termination occurs, and any portion of his equity grants (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date.

Corii D. Berg

Severance Benefits — Termination of Employment. In the event that Mr. Berg’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Berg’s employment agreement), Mr. Berg will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Berg would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Berg’s employment is terminated by the Company “without cause” or if Mr. Berg resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Berg’s employment agreement), (1) any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Berg’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Berg would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Berg’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Berg’s employment agreement), Mr. Berg would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Berg’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Berg will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under Description of Employment Agreements) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Lions Gate    2022 Proxy Statement    71

Potential Payments Upon Termination or Change in Control

Severance Benefits — Death or Disability. In the event Mr. Berg’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Berg’s employment agreement), Mr. Berg will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Berg’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

Severance Benefits. The following chart presents our estimate the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2022 (with the value of equity awards calculated based on the $16.25 and $15.03 closing prices of LGF.A and LGF.B, respectively, on March 31, 2022, the last trading day of fiscal 2022). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by the Company Without Cause (1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums		Total

Jon Feltheimer	$2,037,971	$13,720,000	$141,265	(3)	$15,899,236

Michael Burns	$1,542,360	$8,023,000	$45,159	(4)	$9,610,519

James W. Barge	$1,500,000	$10,067,004	$46,355		$11,613,359

Brian Goldsmith	$1,250,000	$4,727,083	$30,903		$6,007,986

Corii D. Berg	$1,500,000	$1,976,819	$46,355		$3,523,174

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of our common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of our shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of our common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $15,452 for payment of COBRA premiums and $125,813 for payment of continued life and disability insurance premiums.

(4)	Includes $15,452 for payment of COBRA premiums and $29,707 for payment of continued life and disability insurance premiums.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums		Total

Jon Feltheimer	$13,720,000	$141,265	(2)	$13,861,265

Michael Burns	$8,023,000	$45,159	(3)	$8,068,159

James W. Barge	$12,073,238	$46,355		$12,119,593

Brian Goldsmith	$4,727,083	$30,903		$4,757,986

Corii D. Berg	$2,762,400	$46,355		$2,808,755

(1)	See note (2) to the table above for the valuation of these benefits.

(2)

Includes $15,452 for payment of COBRA premiums for a termination due to executive’s death or disability, and $125,813 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)

Includes $15,452 for payment of COBRA premiums for a termination due to executive’s death or disability, and $29,707 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

72    Lions Gate    2022 Proxy Statement

Potential Payments Upon Termination or Change in Control

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Berg and Goldsmith, a change in management of the Company, occurred on March 31, 2022 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total

Jon Feltheimer	$6,000,000	$13,720,000		$141,265	(2)	$19,861,265

Michael Burns	$3,500,000	$8,023,000		$45,159	(3)	$11,568,159

James W. Barge	$1,500,000	$16,859,175	(4)	$46,355		$18,405,530

Brian Goldsmith	$1,500,000	$4,727,083	(4)	$30,903		$6,257,986

Corii D. Berg	$1,500,000	$3,933,862	(4)	$46,355		$5,480,217

(1)

For Messrs. Barge and Berg, this amount includes 50% of the grant date value of the annual equity awards from the executive’s employment agreement as described above that had not been granted as of March 31, 2022.

(2)	Includes $15,452 for payment of COBRA premiums and $125,813 for payment of continued life and disability insurance premiums.

(3)	Includes $15,452 for payment of COBRA premiums and $29,707 for payment of continued life and disability insurance premiums.

(4)

For Messrs. Barge, Goldsmith and Berg, equity acceleration only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a “change in management” (or change in control, in the case of Messrs. Barge and Berg), the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by the Company.

PAY RATIO DISCLOSURE

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for fiscal 2022 was $5,585,412, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2022 was $96,739. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for fiscal 2022 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2022 to be 57.7 to 1.

We selected March 31, 2022, which is a date within the last three months of fiscal 2022, as the date we would use to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our Chief Executive Officer), we used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from our payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees is an appropriate measure because total cash compensation data is readily available and the Company considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2022, we had a total of 1,448 employees, of whom 1,318 were based in the U.S. and 130 were based outside of the U.S. In making the determination of the median employee, we did not include five employees based in Canada, three employees based in China, 39 employees based in India, five employees based in Indonesia and two employees based in Luxembourg, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 76 employees based outside of the U.S. were included in this determination).

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Lions Gate    2022 Proxy Statement    73

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2019 Plan and the Company’s 2017 Performance Incentive Plan (the “2017 Plan”), the Company’s 2012 Performance Incentive Plan (the “2012 Plan”), the Starz 2016 Omnibus Incentive Plan, and the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Prior Plans”). No new awards may be granted under the Prior Plans. The 2019 Plan, the 2017 Plan and the 2012 Plan have each been approved by the Company’s shareholders. The Starz 2016 Omnibus Incentive Plan and the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Assumed Plans”) were each assumed by the Company in connection with the Company’s acquisition of Starz in December 2016.

The following table sets forth, for each of the Company’s equity compensation plans, the number of Common Shares subject to outstanding awards, the weighted-average exercise price of outstanding stock options and SARs, and the number of shares remaining available for future award grants as of March 31, 2022.

Plan category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by shareholders	37,463,676	[1]	$17.06	18,405,594	[2]

Equity compensation plans not approved by shareholders	—		—	—

Total[3]	37,463,676		$17.06	18,405,594

1

Of the shares reported in this column, 8,088,854 shares were subject to stock options and SARs then outstanding under the 2019 Plan, 7,009,401 shares were subject to stock options and SARs then outstanding under the 2017 Plan, and 11,846,455 shares were subject to stock options and SARs then outstanding under the 2012 Plan. In addition, this number includes 9,886,344 shares that were subject to outstanding restricted share unit awards granted under the 2019 Plan, 622,890 shares that were subject to outstanding restricted share unit awards granted under the 2017 Plan, and 9,732 shares that were subject to outstanding restricted share unit awards granted under the 2012 Plan. These amounts include, for the 2019 Plan, 2,686,971 shares subject to outstanding restricted share unit awards that have been approved by the Company, but for which the performance goals had not yet been established as of March 31, 2022. Such awards are considered by the Company to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set; accordingly, they were not included in the awards reported as outstanding in the notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, as the relevant performance goals had not been set at that time. This amount does not include shares subject to awards assumed by the Company in connection with acquisitions of other companies as described in footnote 3 below.

2

All of these shares were available for award grant purposes under the 2019 Plan. The shares available under the 2019 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2019 Plan including stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

3

In accordance with applicable SEC rules, the table does not include information with respect to equity awards that were assumed by the Company in connection with the acquisitions of the companies that originally established those plans or agreements and under which we may not make new award grants. As of March 31, 2022, 201,865 shares were issuable upon exercise of outstanding stock options granted under the Assumed Plans (excluding stock options granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016). The weighted average exercise price of these assumed outstanding stock options to acquire Common Shares was $24.46 per share. Additionally, as of March 31, 2022, 487 shares were issuable upon the vesting of outstanding share unit awards granted under the Assumed Plans (excluding awards granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016).

74    Lions Gate    2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 22, 2022 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of any class of our common shares. All of such information is based on publicly available filings. The security ownership information is given as of July 22, 2022 and, in the case of percentage ownership information, is based upon 83,312,392 Class A voting shares and 143,201,657 Class B non-voting shares, in each case, outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

	Class A Voting Shares		Class B Non-Voting Shares
Beneficial Owner[1]	Number of Shares	% of Class[2]	Number of Shares	% of Class[2]

Mark H. Rachesky, M.D.[3]	19,320,397	23.2%	15,172,071	10.6%

Invesco Ltd. [4]	8,191,152	9.8%	86,454	*

BlackRock, Inc. [5]	7,262,835	8.7%	7,820,161	5.5%

Vanguard Group, Inc.[6]	5,642,125	6.8%	10,927,153	7.6%

Shapiro Capital Management LLC[7]	418,679	*	19,391,108	13.5%

Capital Research Global Investors[8]	0	0%	12,131,979	8.5%

*	Less than 1%

1

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D. c/o MHR Fund Management, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Invesco. Ltd., 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309; BlackRock, Inc., 55 East 52nd Street, New York, NY 10055; Vanguard Group, Inc., PO Box 2600 V26, Valley Forge, PA 19482-2600; Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305; and Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

2

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 22, 2022 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by (2) the sum of (A) 83,312,392 or 143,201,657 which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 22, 2022, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 22, 2022 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 20, 2022).

3

The information is based solely on the information in a Form 4 filed with the SEC on April 5, 2022 by Dr. Rachesky. According to the information in the Form 4: MHR Capital Partners Master Account LP has sole voting and dispositive power over 1,506,086 Class A voting shares and 698,383 Class B non-voting shares; MHR Capital Partners (100) LP has sole voting and dispositive power over 193,816 Class A voting shares and 93,308 Class B non-voting shares; MHR Institutional Partners II LP has sole voting and dispositive power over 693,137 Class A voting shares and 693,137 Class B non-voting shares; MHR Institutional Partners IIA LP has sole voting and dispositive power over 1,746,221 Class A voting shares and 1,746,221 Class B non-voting shares MHR Institutional Partners III LP has sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Institutional Partners IV LP has sole voting and dispositive power over 3,242,547 Class A voting shares. MHR Fund Management LLC has an investment management agreement with each of the entities above pursuant to which it has the power to vote or to direct the vote and to dispose or to direct the disposition of the shares held for the account of each of the entities above. MHR Holdings LLC is the managing member of MHR Fund Management LLC. Dr. Rachesky is the managing member of the respective entities having control over the entities above. Accordingly, MHR Holdings LLC, MHR Fund Management LLC and Dr. Rachesky may be deemed to have beneficial ownership over the shares held by the entities above. MHR Holdings LLC and MHR Fund Management LLC each has sole voting and dispositive power over 19,256,280 Class A voting shares and 15, 105,522 Class B non-voting shares. Dr. Rachesky has sole voting and dispositive power over 19,320,397 Class A voting shares and 15,172,071 Class B non-voting shares, which includes 2,253 Class A voting restricted share units and 2,434 Class B non-voting restricted share units that will vest on or before September 20, 2022.

4	The information is based solely on a Schedule 13F-HR filed with the SEC on May 16, 2022.

5	The information is based solely on a Schedule 13F-HR filed with the SEC on May 12, 2022

6	The information is based solely on a Schedule 13F-HR filed with the SEC on May 13, 2022.

7	The information is based solely on a Schedule 13F-HR filed with the SEC on May 13, 2022.

8	The information is based solely on a Schedule 13F-HR filed with the SEC on May 19, 2022.

Lions Gate    2022 Proxy Statement    75

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 22, 2022 (unless otherwise indicated) by (i) each current director, nominee for director and current Named Executive Officers and (ii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

	Class A Voting Shares		Class B Non-Voting Shares
	Number of Shares[1]	% of Class[2]	Number of Shares[1]	% of Class[2]

James W. Barge[3]	207,096	*	2,177,312	*

Corii D. Berg[4]	0	*	213,688	*

Michael Burns[5]	2,605,102	3.1%	3,672,893	2.5%

Mignon Clyburn[6]	5,031	*	5,517	*

Gordon Crawford[7]	263,039	*	1,631,697	1.1%

Jon Feltheimer[8]	2,880,262	3.4%	4,002,262	2.7%

Emily Fine[7]	15,972	*	16,966	*

Michael T. Fries	0	*	0	*

Brian Goldsmith[9]	338,502	*	1,494,891	*

Susan McCaw[7]	15,417	*	11,150	*

Yvette Ostolaza	16,841	*	8,787	*

Mark H. Rachesky, M.D.[10]	19,320,397	23.2%	15,172,071	10.6%

Daryl Simm[7]	50,020	*	51,001	*

Hardwick Simmons[7]	58,730	*	59,758	*

Harry E. Sloan	454	*	150,488	*

All current executive officers and directors and director nominees, as a group (15 persons)	25,776,864	29.4%	28,668,481	18.9%

*	Less than 1%

1

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within 60 days of July 22, 2022 (i.e., September 20, 2022).

2

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 22, 2022 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by (2) the sum of (A) 83,312,392 or 143,201,657 which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 22, 2022, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 22, 2022 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 20, 2022).

3	Includes 169,814 Class A voting shares and 1,824,745 Class B non-voting shares subject to options/SARs that are currently exercisable.

4	Includes 119,052 Class B non-voting shares subject to options/SARs that are currently exercisable.

5

Includes 1,604,041 Class A voting shares and 2,493,891 Class B non-voting shares subject to options/SARs that are currently exercisable. Excludes 131,954 Options/SARs transferred as per a domestic relations order.

6	Includes 1,497 Class A voting restricted share units and 1,626 Class B non-voting restricted share units that will vest on or before September 20, 2022.

7	Includes 2,253 Class A voting restricted share units and 2,434 Class B non-voting restricted share units that will vest on or before September 20, 2022.

8	Includes 2,500,905 Class A voting shares and 3,169,150 Class B non-voting shares subject to options/SARs that are currently exercisable.

9	Includes 255,490 Class A voting shares and 1,077,375 Class B non-voting shares subject to options/SARs that are currently exercisable.

10

The information is based solely on the information in a Form 4 filed with the SEC on April 5, 2022 by Dr. Rachesky. According to the information in the Form 4: MHR Capital Partners Master Account LP has sole voting and dispositive power over 1,506,086 Class A voting shares and 698,383 Class B non-voting shares; MHR Capital Partners (100) LP has sole voting and dispositive power over 193,816 Class A voting shares and 93,308 Class B non-voting shares; MHR Institutional Partners II LP has sole voting and dispositive power over 693,137 Class A voting shares and 693,137 Class B non-voting shares; MHR Institutional Partners IIA LP has sole voting and dispositive power over 1,746,221 Class A voting shares and 1,746,221 Class B non-voting shares MHR Institutional Partners III LP has sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Institutional Partners IV LP has sole voting and dispositive power over 3,242,547 Class A voting shares. MHR Fund Management LLC has an investment management agreement with each of the entities above pursuant to which it has the power to vote or to direct the vote and to dispose or to direct the disposition of the shares held for the account of each of the entities above. MHR Holdings LLC is the managing member of MHR Fund Management LLC. Dr. Rachesky is the managing member of the respective entities having control over the entities above. Accordingly, MHR Holdings LLC, MHR Fund Management LLC and Dr. Rachesky may be deemed to have beneficial ownership over the shares held by the entities above. MHR Holdings LLC and MHR Fund Management LLC each has sole voting and dispositive power over 19,256,280 Class A voting shares and 15, 105,522 Class B non-voting shares. Dr. Rachesky has sole voting and dispositive power over 19,320,397 Class A voting shares and 15,172,071 Class B non-voting shares, which includes 2,253 Class A voting restricted share units and 2,434 Class B non-voting restricted share units that will vest on or before September 20, 2022.

76    Lions Gate    2022 Proxy Statement

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The members of the Audit & Risk Committee are all Non-Employee Directors. In addition, the Board has determined that each meets the current NYSE and SEC independence requirements. The full text of our current Audit & Risk Committee charter is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

The Audit & Risk Committee oversees the integrity of the Company’s financial statements, accounting and financial reporting processes; oversees the Company’s exposure to risk and compliance with legal and regulatory requirements; oversees the independent auditor’s qualifications and independence; oversees the performance of the Company’s internal audit function and independent auditor; oversees the development, application and execution of all the Company’s risk management and risk assessment policies and programs; prepares the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and reviews and provides oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Audit & Risk Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and our business conduct guidelines.

The Audit & Risk Committee is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee selected Ernst & Young LLP as our independent auditor for fiscal 2022. Ernst & Young LLP has served as our independent auditor since August 2001.

In performing its oversight function, the Audit & Risk Committee reviewed and discussed our fiscal year ended March 31, 2022 audited consolidated financial statements with management and the independent auditors. The Audit & Risk Committee also discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2022 audited consolidated financial statements. The Audit & Risk Committee received the written disclosures and the letter from our independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee concerning independence, and has discussed with our auditors their independence from management and us. When considering the independent auditors’ independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

The Audit & Risk Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit & Risk Committee held four meetings during fiscal 2022 (in person or via teleconference).

Based upon the review and discussions described in this report, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2022 for filing with the SEC.

The Audit & Risk Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023.

The Audit & Risk Committee of the Board of Directors

Hardwick Simmons (Chair)

Emily Fine

Susan McCaw

Lions Gate    2022 Proxy Statement    77

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators requires us to disclose, on an annual basis, our approach to corporate governance. The Canadian Securities Administrators has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Board and senior management consider good corporate governance to be central to our effective and efficient operation. Set out below is a description of certain of our corporate governance practices, as required by NI 58-101.

BOARD OF DIRECTORS

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other material relationship with the Company which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

The Board currently has 12 members. As of the date of this proxy statement, 10 directors are Non-Employee Directors and two directors are non-independent as senior management of the Company. The Board undertakes an annual review of the independence of all Non-Employee Directors. A majority of the members of the Board are independent directors. Ms. Clyburn is not currently independent under NI 58-101 (see Certain Relationships and Related Transactions below).

The Board is currently made up of the following directors:

Michael Burns	Non-Independent as Vice Chair

Mignon Clyburn	Independent under U.S. standards, Non-independent under NI 58-101.

Gordon Crawford	Independent

Jon Feltheimer	Non-Independent as Chief Executive Officer

Emily Fine	Independent

Michael T. Fries	Independent

Susan McCaw	Independent

Yvette Ostolaza	Independent

Mark H. Rachesky, M.D.	Independent

Harry E. Sloan	Independent

Daryl Simm	Independent

Hardwick Simmons	Independent

78    Lions Gate    2022 Proxy Statement

Statement of Corporate Governance Practices

The Board held a total of five meetings in fiscal 2022. Additionally, the independent members of the Board held a total of five sessions in fiscal 2022 at which non-independent directors and members of management were not in attendance. The attendance (via teleconference) of the current directors at such meetings was as follows:

Director	Board Meetings Attended	Independent Board Sessions Attended

Michael Burns	5/5	—

Mignon Clyburn	5/5	5/5

Gordon Crawford	4/5	4/5

Jon Feltheimer	5/5	—

Emily Fine	5/5	5/5

Michael T. Fries	5/5	5/5

Susan McCaw	5/5	5/5

Yvette Ostolaza	5/5	5/5

Mark H. Rachesky, M.D.	5/5	5/5

Harry E. Sloan*	1/5	1/5

Daryl Simm	4/5	4/5

Hardwick Simmons	5/5	5/5

* Joined the Board in December 2021; includes 100% attendance during period of service on the Board.

The following directors or director nominees serve on the board of directors of other Canadian and U.S. public companies listed below.

Director	Public Company Board Membership

Michael Burns	Hasbro, Inc.

Gordon Crawford	None

Mignon Clyburn	Charah Solutions, Inc., RingCentral, Inc.

Jon Feltheimer	Grupo Televisa, S.A.B.

Emily Fine	None

Michael T. Fries	Grupo Televisa, S.A.B., Liberty Global, plc, Liberty Latin America Ltd.

Susan McCaw	Air Lease Corporation

Yvette Ostolaza	None

Mark H. Rachesky, M.D.	Telestat Corporation, Titan International, Inc.

Daryl Simm	None

Hardwick Simmons	None

Harry E. Sloan	Draft Kings, Inc., Ginkgo Bioworks Holdings, Inc., Skillz, Inc.

BOARD MANDATE

Under the Corporate Governance Guidelines established by the Board, which includes the Board’s mandate, the Board has overall responsibility to review and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Board seeks to enhance shareholder value over the long term. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Lions Gate    2022 Proxy Statement    79

Statement of Corporate Governance Practices

POSITION DESCRIPTIONS

To date, we have not developed position descriptions for the Chair positions, the chair positions of each board committee or the Chief Executive Officer. The Board determines the appropriate roles for such positions from time-to-time as serves the best interests of the Company. With respect to the Chief Executive Officer, the Board currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

ORIENTATION AND CONTINUING EDUCATION

The Nominating and Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the Board regarding the orientation of new directors and a continuing education program for existing directors. Currently, the Board has an informal process for the orientation of new directors regarding the role of the Board, its committees and its directors and the nature of operation of the business. New directors meet with senior management and incumbent directors. Due to the experience level of the members of the Board, no formal continuing education program is believed to be required at this time, but the Nominating and Corporate Governance Committee monitors both external developments and the Board’s composition to determine whether such a program may become useful in the future. However, directors are made aware of their responsibility to keep themselves up to date and the Nominating and Corporate Governance Committee advises all directors of major developments in corporate governance and important trends and new legal and regulatory requirements. Additionally, from time to time, members of the Board participate in various leadership workshops and programs concerning topics of interest to directors of public companies as well subjects they determine keep them informed with current issues relevant to their service as directors of the Company.

ETHICAL BUSINESS CONDUCT

We have a Code of Business Conduct and Ethics (and an Anti-Bribery Corruption Policy addendum) that applies to all our directors, officers and employees. The code is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. The code is administered by our compliance officer, or his/her designee, and our Office of the General Counsel, and is overseen by the Nominating and Corporate Governance Committee.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee, which is comprised of three independent directors (Ms. Clyburn is independent under U.S. standards), is responsible for reviewing proposed new members of the Board and establishing full criteria for board membership. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole, as well as that of the individual members of the Board. The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Nominating and Corporate Governance Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

COMPENSATION

The Board, through the Compensation Committee, which is comprised of four independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee is governed by a written charter, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Compensation Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

OTHER BOARD COMMITTEES

The Board also has a standing Audit & Risk Committee and Strategic Advisory Committee. For further information with respect to these committees see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

80    Lions Gate    2022 Proxy Statement

Statement of Corporate Governance Practices

ASSESSMENTS

The Nominating and Corporate Governance Committee is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of our obligations to our shareholders. The Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Board as a whole, and each individual director. The Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the committees of the Board and the contributions of the directors.

TERM LIMITS

The Board has not established term limits as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Governance Committee evaluates individual Board member performance and takes steps, as necessary, regarding continuing director tenure.

CONSIDERATIONS OF THE REPRESENTATION OF WOMEN ON THE BOARD

The Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management. There are currently four (4) female directors on the Board.

EXECUTIVE OFFICER DIVERSITY

In appointing executive officers to the management team, the Company does not set targets with respect to diversity; however, the Company aggressively seeks to recruit, develop and promote a diverse group of executive talent, reflecting our community and customers, factoring in the background, competencies, skills and personal and other diverse qualities required for new executive officers, in order to add value to the Company and produce the most appealing content for our customers in light of opportunities and risks facing the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions we may conduct with any of our directors, director nominee or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our shareholders. We have established, and the Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of the Company’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the Related Person Transaction Policy is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Transactions with Equity Method Investees

In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by an equity-method investee, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below.

March 31, 2022
(Amounts in millions)

Consolidated Balance Sheets

Accounts receivable	$13.1

Investment in films and television programs (1)	1.6

Other assets, noncurrent (1)(2)	44.2

Total due from related parties	$58.9

Accounts payable and accrued liabilities (1)(3)	$22.2

Participations and residuals, current	5.9

Participations and residuals, noncurrent	1.1

Other liabilities (1)	38.3

Total due to related parties	$67.5

Year Ended March 31, 2022
(Amounts in millions)

Consolidated Statements of Operations

Revenues	$4.1

Direct operating expense	$6.5

Distribution and marketing expense	$0.2

Interest and other income	$3.1

(1)

During the year ended March 31, 2022, the Company entered into certain operating leases related to a studio facility owned by an equity-method investee. Amounts related to these leases are included in investment in films and television programs, other assets—noncurrent, accounts payable and accrued liabilities and other liabilities in the consolidated balance sheet at March 31, 2022.

(2)

During the year ended March 31, 2022, the Company made loans (including accrued interest) of $3.0 million to certain of its equity method investees, of which no amounts are included in other assets, noncurrent in the Company’s consolidated balance sheets (net of equity interests losses applied against such loans), and included in the table above.

(3)	Amounts primarily represent production related advances due to certain of its equity method investees.

82    Lions Gate    2022 Proxy Statement

ACCOUNTANTS’ FEES

During fiscal 2021 and fiscal 2022, we retained our independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:

	Years Ended March 31,
	2022	2021

Audit Fees	$5,273,070	$4,998,117

Audit-Related Fees	$467,840	$459,250

Tax Compliance Fees	$1,446,798	$1,913,957

Tax Planning and Advisory Fees	$904,356	$995,039

Audit Fees includes fees associated with the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of our Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). Audit-Related Fees includes fees associated with accounting consultations, due diligence services related to acquisitions, and attestation services not required by statute or regulation. Tax Fees consist of $1,446,798 and $1,913,957 for professional services related to tax compliance, including foreign tax return preparation and transfer pricing studies and consultations, for the years ended March 31, 2022 and 2021, respectively, as well as $904,356 and $995,039 for professional services related to tax planning and tax advisory services for the years ended March 31, 2022 and 2021, respectively.

Pursuant to the Audit & Risk Committee’s policy to pre-approve all permitted audit and non-audit services, the Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2022 and fiscal 2021 and determined that the provision of non-audit services in fiscal 2022 and fiscal 2021 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit & Risk Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee at its next scheduled meeting.

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OTHER INFORMATION

Information regarding the Company is contained in its Annual Report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Exchange Act. The Company makes available, free of charge through its website (http://investors.lionsgate.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” on our website at http://investors.lionsgate.com. The exhibits to our Annual Report on Form 10-K are available to any shareholder who (a) submits a written request to us at 2700 Colorado Avenue, Santa Monica, California 90404, Attn: Investor Relations and (b) provides payment of charges that approximate our cost of reproduction. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

DIRECTORS’ APPROVAL

The contents and sending of this proxy statement to shareholders of the Company have been approved by the Board.

By Order of The Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 28, 2022

84    Lions Gate    2022 Proxy Statement

EXHIBIT A

LIONS GATE ENTERTAINMENT CORP.

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the “Company,” “we,” “us” or “our”) that are not all financial measures defined by generally accepted accounting principles (“GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefit) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as charges related to Russia’s invasion of Ukraine, and the gain on sale of Pantaya on March 31, 2021), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•

COVID-19 related charges or benefit include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted OIBDA is a non-GAAP financial measure as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use this non-GAAP measure, among other measures, to evaluate the operating performance of our business. We believe this measure provides useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

This non-GAAP measures is commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items. A general limitation of this non-GAAP financial measure is that it is not prepared in accordance with

Lions Gate    2022 Proxy Statement    A-1

Exhibit A

U.S. generally accepted accounting principles. This measure should be reviewed in conjunction with the relevant GAAP financial measure and is not presented as an alternative measure of operating income, as determined in accordance with GAAP. Reconciliations of the adjusted metric utilized to its corresponding GAAP metric is provided below.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF OPERATING INCOME

TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income to the non-GAAP measure, Adjusted OIBDA:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

Operating income	$170.6	$176.8	$9.0

Gain on sale of Pantaya (1)	(44.1)	—	—

Adjusted depreciation and amortization (2)	44.3	45.3	43.0

Restructuring and other (3)	24.7	3.0	16.8

COVID-19 related charges (benefit) (4)	67.5	1.0	(3.4)

Programming and content charges (5)	—	—	36.9

Charges related to Russia’s invasion of Ukraine (6)	—	—	5.9

Adjusted share-based compensation expense (7)	85.5	100.9	100.0

Purchase accounting and related adjustments (8)	192.4	178.0	194.0

Adjusted OIBDA	$540.9	$505.0	$402.2

(1)	Represents the gain before income taxes on the sale of the Company’s majority interest in Pantaya on March 31, 2021.

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

Depreciation and amortization	$188.5	$172.5	$177.9

Less: Amount included in purchase accounting and related adjustments	(144.2)	(127.2)	(134.9)

Adjusted depreciation and amortization	$44.3	$45.3	$43.0

(3)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

Restructuring and other:

Severance (a)

Cash	$14.8	$—	$4.6

Accelerated vesting on equity awards	3.5	—	—

Total severance costs	18.3	—	4.6

COVID-19 related charges included in restructuring and other (b)	3.0	—	1.1

Transaction and related costs (c)	3.4	3.0	11.1

	$24.7	$3.0	$16.8

(a)	Severance costs were primarily related to restructuring activities in connection with cost-saving initiatives.

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Exhibit A

(b)

Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(c)	Transaction and related costs reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.

(4)

In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, certain incremental costs were incurred and expensed, as presented in the table below:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

COVID-19 related charges (benefit) included in:

Direct operating expense (a)	$50.6	$1.0	$(3.6)

Distribution and marketing expense (b)	16.9	—	0.2

	$67.5	$1.0	$(3.4)

(a)

Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In fiscal 2021, these charges also included film impairment due to changes in performance expectations resulting from circumstances associated with the COVID-19 global pandemic. In the fiscal year ended March 31, 2022, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.

(b)

Amounts reflected in distribution and marketing expense primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit.

We expect to incur additional incremental costs related to the COVID-19 global pandemic in future periods, especially if there is a continued spread of recent and new variants. The Company is in the process of seeking additional insurance recovery for some of the costs already incurred and expects to seek insurance recovery for any additional incremental costs. The ultimate amount of insurance recovery cannot be estimated at this time.

(5)

In the fourth quarter of the fiscal year ended March 31, 2022, we performed a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. As a result, we recorded certain programming and content charges of $36.9 million in fiscal 2022, which are reflected in the “programming and content charges” line item above, and included in direct operating expense in the consolidated statement of operations.

(6)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statements of operations.

(7)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

Total share-based compensation expense	$89.0	$100.9	$100.0

Less: Amount included in restructuring and other (a)	(3.5)	—	—

Adjusted share-based compensation	$85.5	$100.9	$100.0

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(8)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2021 Actual	2022 Plan	2022 Actual
	(Unaudited, amounts in millions)

Purchase accounting and related adjustments:

Direct operating	$1.0	$0.3	$0.4

General and administrative expense	47.2	50.5	58.7

Depreciation and amortization	144.2	127.2	134.9

	$192.4	$178.0	$194.0

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LIONS GATE ENTERTAINMENT CORP. ATTN: INVESTOR RELATIONS 2700 COLORADO AVENUE SANTA MONICA, CA 90404 USA SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 12, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 12, 2022. Have your proxy card in hand when you call and then follow the instructions. TABLET OR SMARTPHONE Scan this QR code to vote with your tablet or smartphone. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D89286-P78727 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LIONS GATE ENTERTAINMENT CORP. The Board of Directors recommends that you vote FOR the following director nominees: For Withhold 1. Election of Directors 1a. Michael Burns 1b. Mignon Clyburn 1c. Gordon Crawford 1d. Jon Feltheimer 1e. Emily Fine 1f. Michael T. Fries 1g. Susan McCaw 1h. Yvette Ostolaza 1i. Mark H. Rachesky, M.D. 1j. Daryl Simm 1k. Hardwick Simmons 1l. Harry E. Sloan Authorized Signature(s) –– Sign Here –– This section must be completed for your instructions to be executed. I/We voting authorize instructions you are to act indicated in accordance above, this with proxy my/our will instructions be voted as set recommended out above. I/We by the hereby Board revoke of Directors any proxy .. previously given with respect to the Meeting. If no The Board of Directors recommends that you vote FOR proposals 2 and 3: 2. Appointment of Auditors: To reappoint Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2023 at a remuneration to be determined by the Audit & Risk Committee. See the section entitled “Proposal 2: Re-Appointment of Independent Registered Public Accounting Firm” in the Notice and Proxy Statement. 3. Advisory Vote on Executive Compensation: To pass a non-binding advisory resolution to approve the compensation paid to the Company’s Named Executive Officers. See the section entitled “Proposal 3: Advisory Vote to Approve Executive Compensation” in the Notice and Proxy Statement. Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof. For Withhold ! ! For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Shareholders to be held on September 13, 2022: The Notice and Proxy Statement and 2022 Annual Report are available at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements. You can also view these materials at www.proxyvote.com by using the control number. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. Detach here from proxy voting card D89287-P78727 LIONS GATE ENTERTAINMENT CORP. 250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS CLASS A VOTING SHARES The undersigned holder of Class A Voting Shares of Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Corii D. Berg, Adrian Kuzycz, Kimberly Burns and Gregory Brown, and each of them, or in the place of the foregoing, (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Class A Voting Shares of the Company that the undersigned is entitled to vote at the 2022 Annual General and Special Meeting of Shareholders of the Company (the “Meeting”), to be held at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, Canada, on Tuesday, September 13, 2022, beginning at 1:00 p.m., local time, or at any continuations, adjournments or postponements thereof. Notes to proxy: 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder. 5. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” all nominees in proposal 1, and “FOR” proposals 2 and 3. 6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof. 7. This proxy should be read in conjunction with the accompanying documentation provided by the Company. 8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion. (Continued, and to be marked, dated and signed, on the other side)